UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Definitive Additional Materials
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Soliciting Material Pursuant to §240.14a-12

MANHATTAN ASSOCIATES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee paid previously with preliminary materials.
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Manhattan Associates

Notice of 2024 Annual Meeting of Shareholders & Proxy Statement

Thursday, May 23, 2024 at 9:00 AM Eastern Time

Manhattan Associates HQ
2300 Windy Ridge Parkway SE
Atlanta, GA 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD May 23, 2024

Manhattan Associates Corporate Headquarters

2300 Windy Ridge Parkway, Atlanta, Georgia 30339

(770) 955-7070

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Shareholders of Manhattan Associates, Inc. (the “Company,” “Manhattan Associates,” “our,” “we” or “us”) will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, at 9:00 a.m., Eastern time, on Thursday, May 23, 2024 (the “Annual Meeting”), to consider and act upon:

1.
the election of three Class II Directors to the Company’s Board of Directors;
2.
a nonbinding resolution to approve the compensation of the Company’s named executive officers;
3.
a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
4.
such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

The Board of Directors has fixed the close of business on March 25, 2024, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. For instructions on voting, please refer to the notice you received in the mail or, if you requested a hard copy of the proxy materials, on your enclosed proxy card.

By Order of the Board of Directors,

Bruce S. Richards
Senior Vice President, Chief Legal Officer and Secretary

April 12, 2024

Atlanta, Georgia

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WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SUBMIT YOUR VOTE THROUGH THE INTERNET OR BY TELEPHONE, OR IF YOU REQUESTED PAPER COPIES OF THE PROXY MATERIALS, YOU MAY VOTE BY MAIL BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON May 23, 2024

Our proxy statement, form of proxy, and annual report on Form 10-K for the fiscal year ended December 31, 2023 (“2023 Annual Report”) are being mailed to shareholders who have requested hard copies on or after April 12, 2024. Registered and beneficial shareholders may view and print this proxy statement and the Company’s 2023 Annual report at www.proxyvote.com or in the Investor Relations section of the Company’s web site at www.manh.com.

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Proxy Statement HIGHLIGHTS

This section contains Proxy Statement highlights. For more information, please refer to the entire Proxy Statement and our Annual Report on Form 10-K for fiscal year 2023.

ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	May 23, 2024, 9:00 a.m., Eastern Time

Place:	Manhattan Associates Headquarters, 2300 Windy Ridge Parkway, Atlanta, GA 30339

Record Date:	March 25, 2024

How to Vote:

•
By Internet: Go to www.proxyvote.com;
•
By phone: Call 1-800-690-6903;
•
By mail: To request a paper copy of your proxy materials, including a proxy card for voting by mail, call 1-800-579-1639 or follow the instructions on the notice you received; or
•
In person by attending the Annual Meeting of Shareholders.

To cast your vote by internet or phone, you will need the control number from your proxy card or the notice to our shareholders.

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MEETING AGENDA AND VOTING MATTERS

Proposal		Recommendation of the Board	Voting Standard	Page Number (for more details)
1.	Election of three Class II Directors, each for a three-year term expiring in 2027.	FOR (each nominee)	Plurality of the votes cast, subject to policy requiring a nominee who is elected with less than a majority of the votes cast to offer to resign	13
2.	Advisory approval of the compensation of our named executive officers.	FOR	Votes cast in favor exceed votes cast against	28
3.	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR	Votes cast in favor exceed votes cast against	52

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MEMBERS OF BOARD OF DIRECTORS (page 14)

							Committee Memberships
Name, Primary Occupation	Age	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Independent	Other Public Company Boards	Audit	Compensation	Nomination & Governance
Eddie Capel President and CEO of Manhattan Associates, Inc.	63	2012	2026	-	No	1
Edmond I. Eger III CEO of Rewards Network Establishment Services, Inc.	63	2015	2024	2027	Yes	None	✓
Linda T. Hollembaek Senior Vice President, Integration Management Officer of Lexmark International, Inc. (Retired)	66	2018	2024	2027	Yes	None			✓
John J. Huntz, Jr. (Chairman) Managing Director of Huntz & Co., LLC	73	1999	2025	-	Yes	None	Chair	✓	✓
Charles E. Moran Chairman and CEO of Skillsoft Corporation (Retired)	69	2017	2026	-	Yes	2		✓
Thomas E. Noonan General Partner of TechOperators, LLC	63	1999	2025	-	Yes	1	✓	Chair
Deepak Raghavan Professor of Practice at Georgia State University	57	1998	2024	2027	Yes	None			Chair
Kimberly A. Kuryea Senior Vice President, Chief Financial Officer of General Dynamics Corporation	57	2022	2025	-	Yes	None	✓

BOARD COMMITTEES (page 20)

	Number of Members	Independent	Number of Meetings During Fiscal Year
Full Board	8	88%	5
Audit Committee	4	100%	4
Compensation Committee	3	100%	5
Nomination & Governance Committee	3	100%	5

BOARD DIVERSITY MATRIX

Board Diversity Matrix (as of March 29, 2024)
Total Number of Directors	8
	Female	Male
Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
Asian	-	1
White	2	5

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2023 BUSINESS HIGHLIGHTS

2023 was another year of substantial progress, and we believe the Company is well positioned for long-term growth. Entering 2024, we remain focused on driving revenue growth and gaining market share with our Manhattan Active® cloud solutions. We are confident in our long-term strategy driven by our market leadership in innovative supply chain and omnichannel solutions and services. We note, however, that our objectives for the year are subject to several risks and uncertainties, including the factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

We design, develop, sell, deploy, service, and maintain software solutions designed to manage omnichannel sales and service, complex supply chains, and demand forecasting and inventory planning for customers in retail, wholesale, manufacturing, pharmaceutical, consumer goods, grocery, food and beverage, government, third-party logistics transportation and other verticals. Our customers include many of the world’s premier and most profitable brands. We run our Manhattan Active® applications in the cloud and deliver them as subscription-based software as a service (SaaS). Our Manhattan Active® architecture is highly differentiated among enterprise application providers, particularly within the omni channel and supply chain categories. Our microservices-based architecture delivers an evergreen yet highly extensible experience for our customers. We provide our customers our latest innovations quarterly, ensuring all customers run on a single fully up-to-date codebase. Our Manhattan Active® solutions also provides zero downtime updates; we deliver access to our innovation seamlessly into customer environments without the need for planned maintenance windows.

Regarding our accomplishments and other developments in 2023:

Significant investments in innovation and expanding total addressable market

✓
We invested $127 million in R&D, up 13%, and plan to increase our investment in 2024. Our investment in R&D continues to be a strategic priority. We believe this enables us to provide innovation to our customers and expand the product footprint of our Unified Omnichannel Commerce and Unified Supply Chain solutions. We expect our product innovation to expand our addressable market, while helping us achieve long-term sustainable organic revenue growth and top quartile operating margins compared to other enterprise application software providers.
✓
Our global pipelines are solid, and we see strong demand for cloud solutions. We continue to be encouraged by new customer signings and by the concentration of potential new customers in the pipeline with about 35% of our deal opportunities representing net new potential customers.

Record revenue and earnings performance

✓
Total revenue was a record $929 million, up 21%, reflecting strong demand for our Cloud solutions. 2023 was a very successful year setting all-time records in total revenue, RPO (Remaining Performance Obligation), cashflow, and earnings per share.
✓
GAAP diluted EPS was $2.82, up 39% versus 2022, driven by strong demand for our cloud solutions and disciplined expense management.
✓
RPO for the year totaled $1.4 billion, up 36% over the prior year. We believe RPO is the leading proxy for our cloud revenue performance and represents the value of contractual obligations required to be performed, otherwise referred to as unearned revenue or bookings. For Manhattan, this disclosed value represents our cloud bookings value of unearned revenue under non-cancelable contracts greater than one year. Contracts with a non-cancelable term of one year or less are excluded from the reported amount.
✓
Our Manhattan Active® cloud solutions continue to be well received with cloud revenue increasing 44% over 2022 from $176 million to $255 million. Cloud revenue represents 93% of 2023 total software revenue.
✓
Recurring revenue (cloud subscriptions and maintenance) as a percentage of total revenue, excluding hardware sales, continues to remain strong (43% in 2023 compared to 42% in 2022).
✓
Our full year 2023 global consulting services revenue was up 24% year-over-year, as our cloud solutions fuel services revenue.
✓
2023 GAAP operating margin of 23% ranked in the top tier across publicly traded companies in our peer group.

Maintained capital discipline and financial capacity

✓
We closed 2023 with $271 million in cash and cash equivalents and zero debt, self-funding all our growth through free cash flow generation; we have never borrowed in the history of the Company.
✓
Operating cash flow was $246 million, up 37% versus 2022, primarily due to an increase in earnings in 2023.

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✓
We invested $166 million in share repurchases in 2023. Over the last decade, we have invested over $1 billion in share buybacks, lowering company shares outstanding by about 17%. As we have throughout our history, we continue to design the performance criteria under our performance-based incentive plans so that our named executive officers (“NEOs”) and other employees receive no compensation benefit from the impact of our share repurchases on EPS.

In 2023, we exceeded our target objectives (as defined on page 35) for our annual cash bonus program and the performance-based component of our long-term equity (restricted stock unit) program, resulting in a payout under our annual cash bonus program of 158% of target to all participants including our NEOs, and earned performance-based equity under the performance-based component of our 2023 long-term equity program at 158% of target for all participants including our NEOs.

The Board of Directors believes the Company continued to position itself for long-term success, expanding its addressable market through meaningfully differentiated investment in innovation and positioning us for potential long-term sustainable growth.

CULTURE AND VALUES

Manhattan Associates’ purpose is to create possibilities that move life and commerce forward. Our purpose gives meaning to what we do as a corporation and inspires our team members around the globe. We shape our culture through intent and are focused on creating and sustaining an environment of diversity, inclusion, and belonging where every Manhattan team member feels welcome, heard, and valued. While we are committed to delivering value to our shareholders, we believe we also have ethical responsibilities to our other stakeholders, which include our employees, our customers, our ecosystem of suppliers and partners, and the markets and communities we serve.

ENVIRONMENTAL, SOCIAL, GOVERNANCE (ESG)

Manhattan Associates recognizes the importance of ESG to our business and our stakeholders. In 2021, we formed our ESG Steering Committee, chaired by our CEO and overseen by our Board of Directors, to establish ESG objectives and to ensure focus on and tracking of our progress towards those objectives. In 2022, we launched our ESG Corporate Website and published our inaugural ESG Disclosure Summary to better communicate our ESG strategy and showcase how our innovations support the pursuit of more sustainable global supply chains. We remain committed to regularly updating our website and annually share our progress in our disclosure summary. Read more about ESG at https://www.manh.com/esg.

ENVIRONMENTAL

Manhattan Associates is identifying ways to help protect the environment. We believe our innovative solutions support a more sustainable global supply chain and help our customers reduce their waste and environmental impact. We are also committed to responsible management of our energy consumption, waste, and recycling methods. We partner with Google Cloud as our platform for our Manhattan Active® cloud solutions. As of 2023, Google reports their data centers are among the most efficient in the world and are sourcing more carbon-free energy. Additionally, the company cites that it continues to make significant investments in cleaner cloud computing. Google aims to operate their data centers on carbon-free energy 24 hours a day and replenish 120% of the freshwater volume consumed by 2030. Manhattan Associates is also focused on leasing energy efficient office space and are evaluating ways to adopt more environmentally sustainable practices. Our Atlanta, Georgia, headquarters is Energy Star certified, and our office in Bangalore, India, is LEED Platinum certified. Our United Kingdom and France offices are powered by 100% renewable energy.

SOCIAL

Manhattan Associates appreciates individual differences and believes they help make our culture unique. We are committed to diversity at all levels of our organization. As a federal contractor, we are required to comply with federal contractor affirmative action requirements to employ and advance women, minorities, individuals with disabilities, and protected veterans. Additionally, we are committed to employee development and empowering our team members to drive their careers and gain meaningful feedback. Through automated feedback tools, one-on-one meetings with leaders, continuous learning initiatives, and team member appreciation, we are focused on team member engagement and investing in our people. We believe we have a strong culture of giving back to our communities, including through our global community engagement initiative, MA Connect, and 8-hour Purpose Days. Both programs encourage our global team members to volunteer in their local communities with an organization that is personal to them.

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GOVERNANCE

We believe in responsible corporate governance, which is driven by both our executive leadership team and our Board of Directors. This includes the responsible management and oversight of ESG. The Nomination & Governance Committee oversees our general ESG strategy, and our Compensation Committee oversees our Human Capital Management strategy.

CORPORATE GOVERNANCE HIGHLIGHTS

Governance Matter	Summary Highlights
Board Independence	✓	Independent Board of Directors, except Chief Executive Officer
	✓	Fully independent Board committees
	✓	Independent, non-executive Chairman of the Board
Director Elections	✓	Majority Vote Resignation Policy
	✓	Proxy Access Bylaw allowing eligible shareholders to propose eligible director candidates for inclusion in the Company’s proxy materials
Meeting Attendance	✓	All Directors attended 100% of total number of Meetings of Board and Committees on which the Directors served in 2023
Evaluating and Improving Board	✓	Commitment to Board Refreshment (two new Directors in past five years)
Performance	✓	Major Board assessments every three years
	✓	Annual self-assessments of Committees
Aligning Director and Shareholder	✓	Non-executive Director Share Ownership Guidelines
Interests	✓	Annual Director equity awards
Aligning Executive Officer and	✓	Executive officer Share Ownership Guidelines
Shareholder Interests	✓	Executive compensation driven by pay-for-performance philosophy
	✓	Annual shareholder advisory ("say-on-pay") vote
	✓	Prohibition on pledging and hedging of Company securities
	✓	Incentive-Based Compensation Recoupment (“Clawback”) Policy
Other	✓	Regular Board review of enterprise risk areas
	✓	Director Status Change Resignation Policy

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2023 EXECUTIVE COMPENSATION ACTIONS

Base Salaries

✓
The base salary of our President and CEO, Mr. Capel, increased by 5% over 2022.
✓
The base salary of the remaining NEOs increased 5% on average over 2022.

Annual Cash Bonus

✓
Our annual cash bonus program was based on three performance measures: Target Revenue, new bookings from cloud solutions (New Cloud Bookings), and adjusted operating income (AOI), all as defined on page 36. Based on our 2023 financial performance, the NEOs earned 158% of their 2023 annual cash bonus targets compared to 138% for 2022.

Long-term Incentive Compensation

✓
Our 2023 long-term equity (Restricted Stock Unit) grants to our NEOs were 50% service-based RSUs and 50% performance-based RSUs with three performance measures: Target Revenue, New Cloud Bookings, and AOI. Based on our 2023 financial performance, the NEOs earned 158% of their 2023 performance-based RSUs compared to 138% for 2022.

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2023 EXECUTIVE COMPENSATION (page 28)

Named Executive Officer Compensation

The following table sets forth the total compensation earned by the Company’s NEOs in 2023 as determined under SEC rules. For more details, please see Compensation Discussion and Analysis starting on page 29 and the 2023 Summary Compensation Table and its accompanying notes on page 41.

Name and Principal Position	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Eddie Capel	$700,000	$0	$8,500,111	$1,113,900	$49,445	$10,363,456
President, Chief Executive
Officer, and Director
Dennis B. Story	473,000	0	1,850,037	576,700	34,856	2,934,593
Executive Vice President, Chief
Financial Officer, and Treasurer
Bruce S. Richards	367,000	0	660,105	355,500	34,836	1,417,441
Senior Vice President, Chief
Legal Officer, and Secretary
Robert G. Howell	390,000	0	1,500,020	620,940	34,401	2,545,361
Executive Vice President,
Americas
J. Stewart Gantt	385,000	0	1,150,002	576,700	24,706	2,136,408
Executive Vice President,
Professional Services

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Components of Target Compensation for 2023

Our executives’ target compensation for 2023 consisted of the components described below (1).

7%
43%
7%
43%
Performance-based pay 93%
CEO Compensation Components
Base Salary
Provide a base level of competitive cash compensation
Service-based RSUs
Align the executive's long-term interest with long-term interest of shareholders and retain the executive
Annual Cash Bonus
Align the short-term incentive bonuses with the achievement of annual corporate performance objectives
Performance-based RSUs
Align the executive's long-term interest with long-term interest of the Company and shareholders by achieving the annual corporate performance objectives
20%
32%
16%
32%
Performance-based pay 80%
Other NEO Compensation Components

(1)
The above chart includes base salary, target short-term incentive opportunities, and the grant date value of annual equity awards.

With performance-based pay comprising approximately 80% of our executive pay package (or 93% in the case of the CEO), we believe our current executive compensation program links executive compensation directly to our financial performance and aligns the interests of our executive officers with those of our shareholders. We believe our executive compensation programs provide our executive officers with a balanced compensation package that includes a reasonable base salary along with annual and long-term incentive compensation opportunities based on our performance against pre-established financial performance objectives. This strong alignment between our financial results, shareholder returns, and executive compensation is the cornerstone of our executive compensation philosophy and program design. See page 34 for more information.

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2300 Windy Ridge Parkway, Tenth Floor

Atlanta, Georgia 30339

Proxy Statement

Annual Meeting of Shareholders

May 23, 2024

Information Concerning Solicitation and Voting

annual meeting of Shareholders

This Proxy Statement (“Proxy Statement”) is furnished on behalf of the Board of Directors (the “Board”) of Manhattan Associates, Inc., a Georgia corporation (the “Company,” “Manhattan Associates,” “our,” “we” or “us”), to solicit proxies for use at the Annual Meeting of Shareholders to be held on Thursday, May 23, 2024, at 9:00 a.m., Eastern time (the “Annual Meeting”), or at any adjournment or postponement of the meeting, for the purposes set forth in this statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339.

Internet Availability of Proxy Materials

Beginning on April 12, 2024, we intend to mail a notice to our shareholders (the “Notice”) notifying them that our proxy materials, which include this Proxy Statement, proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the "2023 Annual Report") are available on the Internet, how our shareholders may access them over the Internet, and how to request a paper or email copy. There is no charge for requesting a paper or email copy. Shareholders who do not request paper or email copies will not receive them.

Registered and beneficial shareholders may view and print this Proxy Statement and the 2023 Annual Report at www.proxyvote.com or in the Investor Relations section of our web site at www.manh.com.

How to Vote

You can vote by following the instructions in the Notice, proxy card or other materials your received.

Shareholders Entitled to Vote

Only holders of record of the Company’s common stock, $0.01 par value per share (“Common Stock”), at the close of business on March 25, 2024 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 61,569,549 shares of Common Stock outstanding and entitled to vote. Each holder of record of Common Stock on that date will be entitled to one vote for each share held on all matters to be voted on at the Annual Meeting.

GOVERNANCE

Proposal 1 – Election of Class II Directors

The Board of Directors has eight members divided into three classes. The term of each Director is three years, and the terms of the Directors are staggered by class. The Board currently comprises two Class I Directors (Messrs. Capel and Moran), whose terms expire in 2026, three Class II Directors (Messrs. Raghavan and Eger, and Ms. Hollembaek), whose terms expire at the Annual Meeting, and

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three Class III Directors (Messrs. Huntz and Noonan, and Ms. Kuryea), whose terms expire in 2025. On the Nomination and Governance Committee’s recommendation, the Board has nominated Messrs. Raghavan and Eger, and Ms. Hollembaek, for re-election as Class II Directors. There are no family relationships among our Directors or Director nominees.

Shares represented by executed proxies will be voted for the election of the nominees named below, unless the authority to do so is withheld. If any nominee unexpectedly becomes unavailable for election, the individuals acting as proxies may exercise their discretion to vote for the election of the Board’s substitute nominee. The individuals nominated for election at the Annual Meeting have agreed to serve if elected, and the Board has no reason to believe that they will be unable to serve.

✓ THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NAMED NOMINEES.

Board of Directors and Committees

director Nominees

Set forth below are our nominees to serve as Class II Directors (terms expire in 2027).

Deepak Raghavan

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
Professor of Practice at Georgia State University	57	1998	2024	✓ Nomination & Governance (Chair)	None	✓ Business operations ✓ Business development and corporate transformation ✓ Corporate governance ✓ Supply chain management ✓ Technology and software industries

Biography

Deepak Raghavan, age 57, a co-founder of the Company, has served as a member of our Board since February 1998. Dr. Raghavan conceptualized, designed and developed the Company’s PkMS® solution—the industry's first "packaged" supply chain execution system. Dr. Raghavan served as our Senior Vice President—Product Strategy from January 2001 until June 2002, as Senior Vice President and Chief Technology Officer from August 1998 until January 2001, and as Chief Technology Officer from our inception in October 1990 until August 1998. From 1987 until 1990, Dr. Raghavan served as a Senior Software Engineer for Infosys Technologies Limited, a software development company, where he specialized in the design and implementation of information systems for the apparel manufacturing industry. He is currently lecturer and professor of practice at Georgia State University.

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Dr. Raghavan has been an officer of the Company or member of our Board since its inception, and during that time has helped guide the Company through its transformation from a small private software and services company to a growing public company. With approximately 30 years of experience with the Company, Dr. Raghavan brings deep institutional knowledge and perspective to our Board about our strengths, challenges, and opportunities, as well as significant industry experience. As chairman of our Nominations and Governance Committee, Dr. Raghavan’s principled leadership is reflected in numerous committee achievements, including recommending, and then establishing, a process for regular Board meeting presentations and discussions on material company risk areas; adoption of our Majority Voting Director Resignation Policy; adoption of our Director Status Change Resignation Policy, and adoption of our Proxy Access bylaw. Dr. Raghavan’s skills and perspectives also have best positioned him to oversee new Director onboarding and other Board transitions.

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Edmond I. Eger III

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
CEO of Rewards Network Establishment Services, Inc.	63	2015	2024	✓ Audit	None	✓ Business operations ✓ Corporate governance ✓ International operations ✓ Leadership - current CEO ✓ Financial industries

Biography

Edmond I. Eger III, age 63, has served as a member of our Board since October 2015. Since September 2017, Mr. Eger has served as the Chief Executive Officer and member of the Board of Directors of Rewards Network Establishment Services, Inc., which helps restaurants increase their revenue, traffic, and customer engagement through their innovative financial and marketing services. From December 2013 through January 2017, Mr. Eger served as the President and Chief Executive Officer of OANDA Corporation, a leader in online foreign exchange and over-the-counter commodities and indices trading services. From 2009 to 2013, he served as a Senior Vice President and General Manager for the Americas at PayPal, Inc., and as an advisor to the CEO at eBay Corporation. From 1999 to 2009, Mr. Eger held various management positions with Citigroup and last served as the CEO for its International Cards Business. Prior to joining Citigroup, his experience included various business management positions with Advanta, Standard Chartered Bank, Wells Fargo, and McKinsey & Company. From September 2013 to February 2015, he served on the Board of Directors at Digital River, Inc., a NASDAQ traded e-commerce and payment provider, which was sold to Siris Capital.

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Mr. Eger is a leader in the payments and consumer transactions sectors, with wide-ranging experience, and has extensive knowledge of international business. He is a seasoned international payments executive with deep financial services, management, branding, and risk management experience. We believe Mr. Eger’s extensive knowledge and leadership experience brings valuable perspective to the Board. Mr. Eger’s familiarity and experience with audit committee and finance matters at public companies qualify him to continue service on our Audit Committee.

Linda T. Hollembaek

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
Senior Vice President, Integration Management Officer of Lexmark International, Inc. (Retired)	66	2018	2024	✓ Nomination & Governance	None	✓ Business operations ✓ Corporate transformation ✓ DEI Leadership ✓ International operations ✓ Leadership - former senior executive ✓ Supply chain management

Biography

Linda T. Hollembaek, age 66, has served as a member of our Board since May 2018. Ms. Hollembaek retired as Senior Vice President, Integration Management Officer of Lexmark International, Inc., a multifaceted technology company that delivers innovative imaging solutions and services to business and consumers worldwide. Ms. Hollembaek served in that role from 2016 until 2017. From 1999 to 2016, Ms. Hollembaek served in other management positions with Lexmark, including Vice President, Global Supply Chain Operations, and Vice President, General Manager of World Wide Services Operations. From 1996 to 1999, she served as Vice President, Sales & Operations, North America, at Danka Services International, one of the world’s largest independent suppliers of office imaging equipment and related services, parts, and supplies. From 1980 to 1996, she held various management positions with Eastman Kodak Company and last served as Vice President, Sales and Operations, North America.

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Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Ms. Hollembaek brings expertise to the Board on supply chain management, corporate transformation, global DEI leadership, international operations, and Asia-Pacific markets. We believe her knowledge and leadership experience in these areas will enable her to contribute significant value to our Board.

Continuing Directors

The members of our Board continuing in office as Class III Directors, elected to serve until the 2025 Annual Meeting of Shareholders, are as follows:

John J. Huntz, Jr.

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
Managing Director of Huntz & Co., LLC	73	1999	2025	✓ Audit (Chair) ✓ Compensation ✓ Nomination & Governance	None	✓ Accounting and finance ✓ Business development and corporate transactions ✓ Business operations ✓ Corporate governance ✓ Leadership - current Chairman

Biography

John J. Huntz, Jr., age 73, has served as a member of our Board since January 1999 and as Chairman of our Board since May 2003. Mr. Huntz has more than 35 years of private equity, venture capital, and operational experience. Since 2013, Mr. Huntz has served as Managing Director of Huntz & Co., LLC, a venture advisory firm. He also serves on several early stage technology and healthcare venture boards and is an Advisor to Balentine, an Atlanta based wealth management firm. From 2005 to 2013, Mr. Huntz served as Executive Director, Venture Capital Investments, of Arcapita, Inc., and from 2009 to 2013, served as its President. From 2006 until 2010, Mr. Huntz also served as a director and Chairman of the Audit Committee of CardioMEMS, Inc., and then until 2014, he served as its Chairman of the Board. CardioMEMS was acquired by St. Jude Medical in 2014. From 1994 through 2005, Mr. Huntz worked at the Fuqua Companies, most recently as Managing Director of Fuqua Ventures. Mr. Huntz also served as Executive Vice President and Chief Operating Officer of Fuqua Enterprises, Inc., (NYSE) a public company.

Mr. Huntz’ prior experience includes, from September 1989 to January 1994, serving as Managing Partner of Noble Ventures International, a private equity firm. From 1984 to 1989, Mr. Huntz provided financial and investment management consulting as Director of Capital Resources for Arthur Young & Company, and from 1979 to 1984, he was an investment professional at Harrison Capital, a private equity investment subsidiary of Texaco. Mr. Huntz has also served as a Board member for the National Venture Capital Association, and the SEC’s Small Business Capital Formation Task Force Executive Committee. He founded and is chairman of the Southern Capital Forum, is past Chairman of the Georgia Logistics Innovation Council, is a member of the Board of Georgia Advanced Technology Ventures (Georgia Tech), is on the Piedmont Hospital Foundation Board, and has served in numerous other business and community organizations. Mr. Huntz also is a board member of privately held businesses Bastille Networks (internet security) and Launch Media Networks (fan focused media).

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Mr. Huntz has over 40 years of both private and public company operating and leadership experience and has served on numerous boards. In addition, he has extensive financial industry experience through his private equity and venture capital work. We believe Mr. Huntz’s extensive experience, his operational, leadership and finance expertise, and his business and community prominence make him well suited to be our Chairman of the Board and our Audit Committee Chairman. Our Board has determined Mr. Huntz is an “audit committee financial expert” as defined in SEC rules.

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Thomas E. Noonan

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
General Partner of TechOperators, LLC	63	1999	2025	✓ Audit ✓ Compensation (Chair)	✓ Intercontinental Exchange, Inc.	✓ Accounting and finance ✓ Business operations ✓ Corporate governance ✓ Leadership - former CEO ✓ Technology and software industries

Biography

Thomas E. Noonan, age 63, has served as a member of our Board since January 1999. Since 2008, Mr. Noonan has served as a Partner of TechOperators, LLC, an early stage technology investment firm that he founded. Since 2013, he has served on the Board of Directors of Ionic Security Inc., a data security company funded by TechOperators. Mr. Noonan became Executive Chairman of Ionic Security in January 2016. He is also Chairman of TEN Holdings, LLC, a diversified family office investment company. From July 2013 until November 2015, Mr. Noonan served as Senior Director and General Manager for the EnergyWise product group at Cisco Systems, which in July 2013, had acquired JouleX, a company founded by Mr. Noonan, which was a leading innovator in network-based enterprise management. Since 2010, Mr. Noonan had served as President and Chief Executive Officer of JouleX. From November 2006 until February 2008, Mr. Noonan served as the General Manager of IBM Internet Security Systems, a division of IBM providing information technology system security products and services. Mr. Noonan served as the President and member of the Board of Directors of Internet Security Systems, Inc., since May 1995, and as its Chief Executive Officer and Chairman from November 1996 until its acquisition by IBM in November 2006. Prior to joining Internet Security Systems, Mr. Noonan served as Vice President, Sales and Marketing with TSI International, Inc., an electronic commerce company, from October 1994 until April 1995. From November 1989 until October 1994, Mr. Noonan held high-level sales and marketing positions at Dun & Bradstreet Software, a developer of enterprise business software. Mr. Noonan also serves on the boards of Intercontinental Exchange, Inc. (NYSE: ICE), Children’s Healthcare of Atlanta, and the Georgia Tech Foundation. He served on the National Infrastructure Advisory Council from 2002 through 2019.

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Mr. Noonan brings to the Company many years of experience in senior management in the software industry, including as co-founder, Chairman, President, and Chief Executive Officer of a public software company. We believe his entrepreneurial, executive management, and software industry experience is an indispensable resource to the Board. His executive experiences, in which he has dealt with public company compensation plan design and implementation, qualify him well to continue to chair our Compensation Committee. Mr. Noonan’s familiarity and experience with corporate accounting and finance matters at public companies qualify him to continue service on our Audit Committee. Our Board has determined he is an “audit committee financial expert” as defined in SEC rules.

Kimberly A. Kuryea

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
Senior Vice President, Chief Financial Officer of General Dynamics Corporation	57	2022	2025	✓ Audit	None	✓ Accounting and Finance ✓ Business operations ✓ Corporate governance ✓ Executive compensation ✓ Diversity, Equity, and Inclusion

Biography

Kimberly A. Kuryea, age 57, is the Senior Vice President, Chief Financial Officer at General Dynamics Corporation, a global aerospace and defense company that offers a portfolio of products and services in: business aviation; combat vehicles, weapons systems, and munitions; information technology (IT) services: “C4ISR” (command, control, communications, computers, intelligence, surveillance, and reconnaissance); and shipbuilding and repair. Previously, Ms. Kuryea served as Chief Human Resources Officer and SVP, Administration from 2017 to February 2023. Additionally, Ms. Kuryea served General Dynamics as Vice President and Controller from 2011 until 2017, Vice President, Chief Financial Officer, Advanced Information Systems,

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from 2007 to 2011, Staff Vice President, Internal Audit, from 2004 to 2007, and Director, Financial Planning & Analysis, from 2000 to 2004. From 1997 until 2000, Ms. Kuryea served as an Audit Senior Manager for the audit and tax consulting firm, Arthur Andersen. She also served in other roles at Arthur Andersen from 1989 through 1997. Ms. Kuryea is a Certified Public Accountant in the Commonwealth of Virginia.

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Ms. Kuryea brings to the Board expertise in financial accounting and reporting, ESG leadership, executive compensation, and strategic operations. We believe her knowledge and leadership experience in these areas will enable her to contribute significant value to our Board and as a member of our Audit Committee. Our Board has determined Ms. Kuryea is an "audit committee financial expert" as defined in SEC rules.

The members of our Board continuing in office as Class I Directors, elected to serve until the 2026 Annual Meeting of Shareholders, are as follows:

Eddie Capel

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
President and CEO of Manhattan Associates, Inc.	63	2012	2026	None	✓ Skyline Champion Corporation
✓
Business operations
✓
Business development and corporate transactions
✓
Insider's knowledge of day-to-day operations of the Company
✓
Leadership - current President and CEO
✓
Supply chain management
✓
Technology and software industries

Biography

Eddie Capel, age 63, has served as our President and Chief Executive Officer since January 1, 2013. Prior to that, beginning in July 2012, Mr. Capel served as our President and Chief Operating Officer. Also, in July 2012, the Board elected Mr. Capel to the Board as a Class I director. Prior to becoming our President, Mr. Capel served as Executive Vice President and Chief Operating Officer since January 12, 2011. Previously, Mr. Capel served as our Executive Vice President—Global Operations from January 2009 to January 2011. In this capacity, Mr. Capel was responsible for the Company’s global product management, research and development, and customer support functions. From January 2008 through January 2009, Mr. Capel served as our Executive Vice President—Global Product Management and Customer Services. From January 2005 to January 2007, Mr. Capel served as our Senior Vice President—Global Product Management and Global Customer Services and from January 2004 through January 2005 as our Senior Vice President Product Management. Prior to January 2004, he held various other positions with the Company. Prior to joining Manhattan Associates in June 2000, Mr. Capel held various positions at Real Time Solutions, including chief operations officer and vice president, operations. He also served as director, operations, with Unarco Automation, an industrial automation/robotics systems integrator. Prior to joining Unarco, Mr. Capel worked as a project manager and system designer for ABB Robotics in the United Kingdom. Mr. Capel also serves as Chair of the Board of Skyline Champion Corporation (NYSE: SKY) and is Chair of its Compensation Committee.

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

As our President and Chief Executive Officer, Mr. Capel’s insider and industry perspectives, and knowledge of the Company’s day-to-day operations, enable him to work with the Board and provide essential leadership in strategy development and implementation, allocation of company resources, and communication with the Company’s various stakeholders and audiences.

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Charles E. Moran

Primary Occupation	Age	Director Since	Current Term Expires	Board Committees	Other Public Company Boards	Director Qualification Highlights
Chairman and CEO of Skillsoft Corporation (Retired)	69	2017	2026	✓ Compensation	✓ Commvault Systems, Inc. ✓ Intapp, Inc.	✓ Accounting and finance ✓ Business strategy and operations ✓ Corporate governance ✓ Leadership - former CEO ✓ Technology and software industries

Biography

Charles E. Moran, age 69, has served as a member of our Board since May 2017. Mr. Moran retired as the Chairman and Chief Executive Officer of Skillsoft Corporation, a leading global provider of cloud-based learning and talent management solutions. Mr. Moran held those positions from 1998 to 2015 and remained on as the Chairman from 2015 to 2016. From 1995 to 1997, Mr. Moran served as the President and Chief Executive Officer of NETg, a subsidiary of National Education Corporation, and a provider of computer-based training for IT professionals. From 1993 to 1994, he served as the Chief Operating Officer and Chief Financial Officer of SoftDesk, a leading Architecture, Engineering and Construction/Computer-Aided Design software application company, which was acquired by Autodesk. From 1992 to 1993, he served as the President of Sytron Corp, a data management software subsidiary of Rexon, Inc. From 1989 to 1992, he was Vice President of Sales and Marketing at Insite Peripherals, a manufacturer of floppy disk drives. Prior to joining Insite Peripherals, his experience included various business management positions with Archive Corporation, Florida Data, and Hamilton-Avnet Corporation. From 2009 to 2014, Mr. Moran served on the Board of Directors at Higher One, Inc., a leading payment technology provider for higher education. From 1997 to 2001, he served on the Board of Directors at Workgroup Technology, a client/server product data management solution. He also previously served on the Boards of Duck Creek Technologies (insurance industry software) and Clarivate Analytics Plc (technology solutions to accelerate innovation). Currently, Mr. Moran also serves on the Boards of Commvault Systems, Inc. (NASDAQ: CVLT) and Intapp Inc. (NASDAQ: INTA).

Experience, Skills and Qualifications of Particular Relevance to Manhattan Associates

Mr. Moran brings expertise to the Board on digital transformation, cloud and SaaS business models, and cybersecurity. A well-rounded executive, Mr. Moran grew up in sales, proved his financial acumen through his time as a Chief Financial Officer, and is recognized as an outstanding strategist and operator. We believe Mr. Moran’s extensive background and knowledge in technology and consulting, and his leadership experience as a corporate executive, make him well-suited to continue to add value to the Company’s Board.

Majority Vote Resignation Policy for Director Elections

The Company’s Bylaws provide that Directors are elected by a plurality of the votes cast. Although nominees who receive the most votes for the available positions will be duly elected, the Board has adopted a Majority Voting Director Resignation Policy (the “Resignation Policy”) applicable to nominees who fail to receive the affirmative vote of a majority of the votes cast in an uncontested election for Directors. The Resignation Policy requires that a nominee not receiving a majority affirmative vote in an uncontested election promptly tender to the Board or its Chair their resignation from the Board and committees on which that Director serves. The resignation may be conditioned upon Board acceptance. If it is not so conditioned, the resignation must specify that it is effective immediately on delivery.

A “majority affirmative vote” means that the votes cast “for” a nominee’s election exceed those “against,” with abstentions and broker non-votes not being considered “votes cast.” You have been provided with options to vote “for” or “against” each Director nominee, and also to “abstain” from voting on a particular nominee. However, neither a vote “against” a Director nominee, nor an abstention, affects whether a Director nominee in an uncontested election is legally elected under the plurality vote standard (provided such nominee receives at least one “for” vote). But a vote “against” a Director is considered in determining whether a Director who is elected has received a “majority affirmative vote” for purposes of the Resignation Policy (as noted above, an abstention does not affect the Resignation Policy-related determination).

If a Director nominee elected to the Board fails to receive a majority affirmative vote and tenders a conditional resignation to the Board, the Nomination and Governance Committee of the Board will consider their resignation, including any information provided by that Director, and will recommend to the full Board what action to take on the Director’s resignation. The Committee may recommend, among other things, acceptance or rejection of the resignation, delayed acceptance pending the recruitment and election

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of a new Director, or rejection of the resignation in order to address the underlying reasons for the Director’s failure to receive the majority affirmative vote of the shareholders.

In considering a conditional resignation, the Committee and the Board may consider those factors they deem relevant, including but not limited to the underlying reasons for the failure of the Director to receive a majority affirmative vote, the tenure and qualifications of the Director, the Director’s past and expected future contributions, other policies, and the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet legal or stock market requirements.

The preceding summary of the policy is qualified in its entirety by reference to the full policy posted in the Investor Relations section of our web site at www.manh.com.

Board Independence and Meetings

The Board currently consists of eight members, all of whom, with the exception of Mr. Capel, our President and Chief Executive Officer, have been determined by the Board to be “independent” as that term is defined under the corporate governance rules of The NASDAQ Stock Market.

In compliance with NASDAQ corporate governance rules, the independent Directors of the Company conduct regularly scheduled meetings without the presence of non-independent Directors or management. The Board’s standing independent committees also regularly meet without management present. During the fiscal year ended December 31, 2023, the Board held five meetings. All the incumbent Directors attended at least 75% of the aggregate total number of Board meetings and meetings of Committees on which they served that occurred during the portion of fiscal year 2023 during which each served as a Director. Our Directors are invited to the Annual Meeting of Shareholders, and our Chairman and the Chief Executive Officer routinely represent the Board at our Annual Meetings. Both our Chairman and the Chief Executive Officer attended our 2023 Annual Meeting.

Board Committees

The Board maintains three permanent committees: Audit Committee, Compensation Committee, and Nomination and Governance Committee. The Board has adopted charters for the committees, which can be found in the Investor Relations section of our web site at www.manh.com.

The following table provides membership, independence and meeting information for each committee during 2023.

Committee Memberships
Name	Independent	Audit	Compensation	Nomination & Governance
Eddie Capel	No
Edmond I. Eger III	Yes	✓
Linda T. Hollembaek	Yes			✓
John J. Huntz, Jr.	Yes	Chair	✓	✓
Charles E. Moran	Yes		✓
Thomas E. Noonan	Yes	✓	Chair
Deepak Raghavan	Yes			Chair
Kimberly A. Kuryea	Yes	✓
2023 Meetings		4	5	5

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Audit Committee

During 2023, the Audit Committee consisted of Messrs. Huntz, Eger, and Noonan and Ms. Kuryea. Mr. Huntz serves as Chairman of the Audit Committee. The Board has determined that each member of the Audit Committee meets the additional NASDAQ independence and financial literacy requirements for Audit Committee members, as well as the SEC’s Audit Committee independence standards. Further, the Board has determined that Messrs. Huntz and Noonan, and Ms. Kuryea, are “audit committee financial experts,” as defined by SEC rules. Among other responsibilities, the Audit Committee recommends to the Board the selection of our independent registered public accounting firm, reviews the scope and results of the audit, reviews with management our internal controls and periodic financial statements, and approves of the inclusion of our audited financial statements in our Annual Report on Form 10-K to be filed with the SEC. The Audit Committee also reviews and discusses with management and our auditors major financial risk exposures and those steps management has taken to monitor and control those exposures. During the fiscal year ended December 31, 2023, the Audit Committee met four times.

Compensation Committee

During 2023, the members of the Compensation Committee were Messrs. Noonan, Huntz, and Moran. Mr. Noonan serves as Chairman of the Compensation Committee. The Board has determined that each member of the Compensation Committee meets the additional NASDAQ independence requirements for members of compensation committees. The Compensation Committee approves the compensation of our executive officers, including the Chief Executive Officer, reviews compensation plans for our non-employee Board members, officers, and other key executives, and makes recommendations concerning those matters to the Board. The Compensation Committee also administers our equity incentive programs and establishes the terms of our grants under these plans. During the fiscal year ended December 31, 2023, the Compensation Committee met five times.

Nomination and Governance Committee

During 2023, the Nomination and Governance Committee (the “Governance Committee”) consisted of Dr. Raghavan, Mr. Huntz, and Ms. Hollembaek. Dr. Raghavan serves as Chairman of the Governance Committee. The Governance Committee recruits outstanding individuals to serve on our Board and recommends to our Board the slate of Director nominees to stand for election at our annual meetings of shareholders. The Governance Committee also recommends Directors for appointment to our Board Committees and oversees our periodic formal Board and Committee assessment process, including oversight of post-assessment improvements. The Governance Committee generally oversees the Company’s environmental, social, and governance (“ESG”) programs, while the Compensation Committee oversees and reviews our Human Capital Management activities and strategy. During the fiscal year ended December 31, 2023, the Governance Committee met four times.

In identifying qualified individuals to become members of the Board, the Governance Committee selects candidates whose attributes it believes would be most beneficial to the Company. The Governance Committee (i) considers factors such as the individual’s experience, integrity, competence, skills, and dedication in the context of the needs of the Board, (ii) seeks to recruit from a diverse pool, considering diversity factors such as gender, race, ethnicity, age, and occupation, and (iii) takes reasonable steps to include meaningful representation in the candidate pool of women and minorities. The Governance Committee identifies Director candidates through their personal, business, and organizational contacts and those of management, through search firms, and from shareholder recommendations. The composition of our current Board reflects diversity in business and professional experience and skills.

Shareholder Nominations

Nominations Not for Inclusion in the Company’s Proxy Materials. In accordance with the provisions of our Bylaws, our shareholders may directly nominate prospective Director candidates by delivering notice to our Corporate Secretary containing certain information about the nominee not less than 60 days prior to the meeting as originally scheduled, or if less than 70 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, not later than the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of that meeting is made. Our Corporate Secretary’s address is Manhattan Associates, Inc., 2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia 30339. The deadline for these nominations for our 2025 annual meeting of shareholders can be found in Shareholder Proposals and Nominations on page 55.

Referrals. Shareholders may also recommend a Director candidate for consideration by the Governance Committee by submitting the candidate’s name and qualifications to our Corporate Secretary. The Governance Committee will consider any candidate recommended (but not also directly nominated) by shareholders for inclusion in the Board’s slate in the same manner it considers other candidates in the candidate pool, as described above.

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Proxy Access. In March 2023, the Board of Directors amended the Company’s Bylaws to add a “proxy access” bylaw, which allows eligible shareholders to submit eligible Director candidates to the Company for inclusion in the Company’s proxy materials related to annual meetings of shareholders at which directors are to be elected, subject to the requirements of the bylaw. The proxy access bylaw permits an eligible shareholder, or a group of up to 20 eligible shareholders, owning three percent or more of our outstanding Common Stock continuously for at least three years, to nominate and include in our proxy materials up to two eligible Director candidates or a number of eligible candidates constituting 20 percent of the Board (whichever is greater). Eligible shareholders wishing to submit Director candidates for inclusion in the Company’s proxy materials must observe the requirements set forth in the Company’s Bylaws, which can be found in the Investor Relations section of our web site at www.manh.com. The deadline for submitting proxy access candidates for our 2025 annual meeting of shareholders can be found in Shareholder Proposals and Nominations on page 55.

Board Leadership Structure

Our Bylaws allow, but do not require, our Board to appoint an officer or a non-executive to the position of Chairman of our Board. Our Board has chosen to separate the positions of Chairman and Chief Executive Officer. Currently, John J. Huntz, Jr., a non-employee independent Director, serves as Chairman and Eddie Capel serves as our President and Chief Executive Officer. We believe separating these positions allows our Chief Executive Officer to focus more on our day-to-day business and other traditional CEO roles, while allowing the Chairman to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow.

Code of Ethics

Our Board has adopted a Global Ethics and Compliance Code that is applicable to all members of our Board, our executive officers, and our employees. The Code appears in the Investor Relations section of our web site at www.manh.com. If, in the future, we amend, modify, or waive a provision in the Code, we may, rather than file a Form 8-K, satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting that information on our web site.

Risk Management

While we believe risk management is the responsibility of every employee, senior management is ultimately accountable to our Board and shareholders for risk management. Senior management is responsible for the day-to-day management of our risks, while our Board, including through its Committees, oversees planning and responding to risks arising from changing business conditions or the initiation of new activities or products. Our Board also is responsible for overseeing compliance with laws and regulations, responding to recommendations from auditors and supervisory authorities, and overseeing management’s conformance with internal policies and controls addressing the operations and risks of significant activities.

Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight. Our Board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, competitive, and reputational risks. Additionally, senior management is available to address any questions or concerns raised by our Board on risk management-related and any other matters.

While our Board is ultimately responsible for risk oversight at the Company, our three Board Committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, cyber risk, data protection, business ethics, and corporate compliance. The Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our Directors, corporate governance, social responsibility, and sustainability. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, succession planning for our executive officers, and human capital and talent, including workforce diversity and inclusion.

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In keeping with its responsibilities, the Compensation Committee has evaluated potential risks arising from the Company’s compensation policies and practices for all employees and concluded that any such risks are not reasonably likely to have a material adverse effect on the Company. Among other possible risks, the Compensation Committee considered risks related to the three components of our 2023 incentive compensation plans. Those components are Target Revenue (consolidated revenue excluding hardware sales and billed travel), new bookings from cloud solutions (New Cloud Bookings) and adjusted operating income (AOI) (see complete definitions on page 36). In reaching its conclusion, the Compensation Committee reviewed and considered various factors, including the following factors:

✓
Our incentive compensation plans include a short-term annual cash bonus for all participants and long-term equity incentives for upper management;
✓
Our long-term equity incentives include both performance-based and service-based awards;
✓
Our short-term annual cash bonuses and our long-term performance-based equity incentives use Target Revenue, New Cloud Bookings, and AOI as performance measures, with minimum to maximum range criteria (minimum threshold, target, maximum) providing a pay-for-performance opportunity with zero payout potential below threshold and maximum payout opportunity above target capped at a specific level; and
✓
Our Compensation Committee reviews and approves performance criteria and related target levels and performance payout amounts for actual results before incentives are paid.

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Director Compensation

The Company’s non-employee director compensation program for 2023 provided for the following annual cash and equity compensation:

Cash Compensation

	Chairman	Non-Chairmen
Board	$160,000	$60,000
Audit	20,000	10,000
Compensation	20,000	7,500
Nomination & Governance	10,000	5,000

We pay the cash compensation component in quarterly installments, except for all cash compensation payable to the Chairman of the Board, which we pay in monthly installments.

Equity Compensation

During 2023, the Company granted each non-employee director an annual award of $260,000 of restricted stock units (“RSUs”). We granted the awards on May 11, 2023, and they vest on the earlier of the first anniversary of the grant date or the next Annual Meeting of Shareholders so long as the director remains in continuous service on the Board through that vesting date. We determined the number of RSUs granted based on the closing price of the Company’s Common Stock on the date of the 2023 Annual Meeting of Shareholders ($170.62 per share on May 11, 2023), resulting in each non-employee director receiving 1,524 RSUs ($260,000 / $170.62 = 1,524). Upon vesting, we will settle each RSU with one share of Common Stock.

The following table sets forth, for the year ended December 31, 2023, the total compensation paid to our non-employee directors.

2023 Director Compensation Table
Name (1)	Fees Paid In Cash	Stock Awards(2)	Total
John J. Huntz, Jr.	$192,500	$260,025	$452,525
Thomas E. Noonan	90,000	260,025	350,025
Deepak Raghavan	70,000	260,025	330,025
Edmond I. Eger III	70,000	260,025	330,025
Charles E. Moran	67,500	260,025	327,525
Linda T. Hollembaek	65,000	260,025	325,025
Kimberly A. Kuryea	70,000	260,025	330,025

____________

(1)
Mr. Capel, our employee Director, does not receive any compensation for his service as a member of the Board of Directors. Mr. Capel’s compensation during 2023 is reflected in the Summary Compensation Table on page 41.
(2)
This column represents the aggregate grant date fair value of the RSUs awarded in 2023 in accordance with the stock compensation topic in the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”). These award fair values have been determined based on the closing market price of the Company’s Common Stock on the grant date ($170.62 per share).

Our Compensation Committee recommends to the Board our non-employee directors’ compensation for the Board’s determination. Our Compensation Committee periodically has its independent compensation consultants review the compensation structure and levels for our non-employee directors, including by analyzing director compensation at the same peer companies used in evaluating executive compensation. Based on the independent compensation consultant’s analysis, most recently updated in October 2022, the Board considers the non-employee directors’ compensation to be appropriate and consistent with practices of comparable companies. See “The Role of Compensation Consultant” on page 32 for additional information regarding the Compensation Committee’s independent compensation consultant during 2023.

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The following table summarizes the equity awards made to the non-employee members of our Board that were outstanding and unvested as of December 31, 2023.

Non-Employee Directors' Outstanding Stock Awards as of December 31, 2023
Name	Number of Shares Subject to Restricted Stock Units
John J. Huntz, Jr.	1,524
Thomas E. Noonan	1,524
Deepak Raghavan	1,524
Edmond I. Eger III	1,524
Charles E. Moran	1,524
Linda T. Hollembaek	1,524
Kimberly A. Kuryea	1,524

Share Ownership Guidelines

The Compensation Committee and the Board believe that each non-employee director and executive officer should have a meaningful personal investment in the Company, which is intended to further align the interests of our directors and executive officers with the long-term interests of our shareholders. Accordingly, the Company has share ownership guidelines for both non-employee directors and executive officers of the Company. Under the share ownership guidelines, each non-employee director is expected to own shares of Common Stock (not including unvested RSUs) with a market value equal to at least five times their annual base cash retainer (increased effective January 2023 from three times). This requirement must be met within five years of becoming a director.

Further, for the Company’s executive officers, the stock ownership guidelines are a multiple of annual base salary, as follows:

Executive Officer Title	Salary Multiple
Chief Executive Officer	4x
Chief Financial Officer	2x
Executive Vice President, Americas	2x
Executive Vice President, Professional Services	2x
Chief Legal Officer	1x
Other Executive Officer	1x

This requirement must be met within five years of becoming subject to the guidelines. As of the Record Date, each non-executive director and executive officer met the requirements of the guidelines.

Related Party Transactions

The Company’s Global Ethics and Compliance Code, which is available in the Investor Relations section of our web site at www.manh.com, and which includes our conflicts of interest policy, provides generally that the Company’s Directors, officers, and employees must avoid any personal, financial, or family interest that could keep that person from acting in our best interest. In general, the Chief Legal Officer, who serves as the Company’s Chief Compliance Officer, must approve of exceptions to the policy as written. In addition, the Company has an unwritten policy requiring approval by the Audit Committee or the independent members of the Board of exceptions for conflicts involving Directors or executive officers.

Since January 1, 2023, the Company has not been a participant in any related-party transaction requiring disclosure pursuant to Item 404 of the SEC’s Regulation S-K, and no such transaction is currently proposed.

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SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

FIVE PERCENT BENEFICIAL OWNERS OF COMPANY STOCK

The following table sets forth the amount and percent of shares of Common Stock held by holders that are deemed under SEC rules to be “beneficial owners” of more than 5% of the outstanding shares of Common Stock as of March 1, 2024, unless a different date is noted below.

	Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
BlackRock, Inc. (2)	9,044,558	15%
The Vanguard Group, Inc. (3)	6,612,416	11%
AllianceBernstein L.P. (4)	3,145,128	5%

_____________

(1)
The percentage beneficially owned is based on 61,677,215 shares outstanding as of March 1, 2024.
(2)
Based on a Schedule 13G/A filed with the SEC on January 22, 2024, by BlackRock, Inc. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock reported in such filing. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)
Based on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, Inc. The Vanguard Group, Inc.'s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock reported in such filing. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)
Based on a Schedule 13G/A filed with the SEC on February 14, 2024 by AllianceBernstein L.P. The shares reported were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts according to the filing. The filing also reports that AllianceBernstein L.P. is a majority owned subsidiary of Equitable Holdings, Inc. (“Equitable”) that operates under independent management and makes independent decisions from Equitable and its respective subsidiaries, and that Equitable calculates and reports beneficial ownership separately from AllianceBernstein L.P. pursuant to guidance provided by the Securities and Exchange Commission. The address of AllianceBernstein L.P. is 501 Commerce Street, Nashville, TN 37203.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the amount and percent of shares of Common Stock that, as of March 1, 2024, are deemed under SEC rules to be “beneficially owned” by (i) each member of the Board and each nominee to become a member of the Board, (ii) the Chief Executive Officer, the Chief Financial Officer, and the other executive officers identified as the “named executive officers” in the Summary Compensation Table appearing in this Proxy Statement, and (iii) all Directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Eddie Capel (2)	35,952	*
Edmond I. Eger III (3)	10,861	*
Linda T. Hollembaek (4)	9,923	*
John J. Huntz, Jr. (5)	40,712	*
Kimberly A. Kuryea (6)	2,079	*
Charles E. Moran (7)	18,130	*
Thomas E. Noonan (8)	90,149	*
Deepak Raghavan (9)	22,771	*
Dennis B. Story (10)	45,077	*
Bruce S. Richards (11)	15,895	*
Robert G. Howell (12)	107,058	*
J. Stewart Gantt (13)	17,803	*
All executive officers and directors as a group (13 persons)	445,119	*

_____________

* Less than 1% of the outstanding Common Stock.

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(1)
The percentage beneficially owned is based on 61,677,215 shares outstanding as of March 1, 2024. Unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia 30339.
(2)
Does not include 92,858 shares represented by outstanding and unvested RSUs.
(3)
Does not include 1,524 shares represented by outstanding and unvested RSUs.
(4)
Does not include 1,524 shares represented by outstanding and unvested RSUs.
(5)
Does not include 1,524 shares represented by outstanding and unvested RSUs.
(6)
Does not include 1,524 shares represented by outstanding and unvested RSUs.
(7)
Does not include 1,524 shares represented by outstanding and unvested RSUs.
(8)
Does not include 1,524 shares represented by outstanding and unvested RSUs.
(9)
Does not include 1,524 shares represented by outstanding and unvested RSUs; includes 3,744 shares owned by a grantor trust and 1,200 shares owned by a charitable foundation.
(10)
Does not include 36,914 shares represented by outstanding and unvested RSUs.
(11)
Does not include 15,802 shares represented by outstanding and unvested RSUs.
(12)
Does not include 30,474 shares represented by outstanding and unvested RSUs.
(13)
Does not include 28,166 shares represented by outstanding and unvested RSUs.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the non-employee members of our Board of Directors and executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of initial statements of ownership and statements of changes in ownership of such stock with the SEC. Directors, executive officers, and persons owning beneficially more than 10% of the Common Stock are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file with the SEC. To the Company’s knowledge, based solely on the information furnished to the Company, all Directors, executive officers, and 10% shareholders complied with all applicable Section 16(a) filing requirements during the year ended December 31, 2023, except an inadvertent late Form 4 report filed on February 1, 2024, by Mr. Noonan reporting sales of Common Stock that occurred on December 12, 2023.

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EXECUTIVE COMPENSATION

Proposal 2 – Resolution to Approve Named Executive Officers’ Compensation

Prior to voting on proposal 2, the Board recommends our shareholders review and consider our executive compensation philosophy, policy, and practices, all of which are summarized below and discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement beginning on page 29.

background

The Board believes our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our shareholders. Our Board also believes our executive compensation programs provide our executive officers with a balanced compensation package that includes a reasonable base salary along with annual and long-term incentive compensation opportunities based on our performance against specified financial performance objectives.

While your vote is advisory and will not be binding on the Board, the Compensation Committee, or the Company, we strive to align our executive compensation programs with the interests of our long-term shareholders. As they do every year, the Board and the Compensation Committee will take into account the outcome of this year’s Say-on-Pay vote when considering future compensation actions and decisions.

say-on-pay proposal

The Board believes that our named executive officers’ (NEOs’) compensation is essential in attracting and retaining the high caliber of executive talent necessary to drive our business forward and build sustainable value for our shareholders. Accordingly, we are asking our shareholders to vote FOR the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosures).”

Effect of say-on-pay vote

As indicated above, the vote on Proposal 2 is advisory and will not be binding on the Board, the Compensation Committee, or the Company. However, the Board values your opinions as expressed through your votes and other communications, and our Compensation Committee will carefully review the 2024 Say-on-Pay voting results to better understand any issues or concerns you may have with our executive compensation. Shareholders who want to communicate with our Board on executive compensation or other matters should refer to “Communication with Directors” on page 55 of this Proxy Statement for additional information.

✓
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation program for our Principal Executive Officer, our Principal Financial Officer, and the next three most highly compensated Executive Officers of the Company during 2023 (the “named executive officers” or “NEOs”). These individuals are listed in the following table.

Name	Title	Page Number for Biography
Eddie Capel	President and Chief Executive Officer ("CEO")	18
Dennis B. Story	Executive Vice President, Chief Financial Officer, and Treasurer (“CFO”)	50
Bruce S. Richards	Senior Vice President, Chief Legal Officer, and Secretary	50
Robert G. Howell	Executive Vice President, Americas	50
J. Stewart Gantt	Executive Vice President, Professional Services	51

This Compensation Discussion and Analysis describes the material elements of our 2023 executive compensation program. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why our Compensation Committee arrived at the specific compensation decisions for our 2023 NEOs and other executive officers, including the key factors the Compensation Committee considered in determining their compensation.

EXECUTIVE SUMMARY

2023 was a year of substantial progress, and we believe the Company is well positioned for long-term growth. Entering 2024, we remain focused on driving revenue growth and gaining market share with our Manhattan Active® cloud solutions. We are confident in our long-term strategy driven by our market leadership in innovative supply chain and omnichannel solutions and services. We note however that our objectives for the year are subject to several risks and uncertainties, including the factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

We design, develop, sell, deploy, service, and maintain software solutions designed to manage omnichannel sales and service, complex supply chains, and demand forecasting and inventory planning for customers in retail, wholesale, manufacturing, pharmaceutical, consumer goods, grocery, food and beverage, government, third-party logistics transportation and other verticals. Our customers include many of the world’s premier and most profitable brands. We run our Manhattan Active® applications in the cloud and deliver them as subscription-based software as a service (SaaS). Our Manhattan Active® architecture is highly differentiated among enterprise application providers, particularly within the omni channel and supply chain categories. Our microservices-based architecture delivers an evergreen yet highly extensible experience for our customers. We provide our customers our latest innovations quarterly, ensuring all customers run on a single fully up-to-date codebase. Our Manhattan Active® solutions also provides zero downtime updates; we deliver access to our innovation seamlessly into customer environments without the need for planned maintenance windows.

Regarding our accomplishments and other developments in 2023:

Significant investments in innovation and expanding total addressable market

✓
We invested $127 million in R&D, up 13%, and plan to increase our investment in 2024. Our investment in R&D continues to be a strategic priority. We believe this enables us to provide innovation to our customers and expand the product footprint of our Unified Omnichannel Commerce and Unified Supply Chain solutions. We expect our product innovation to expand our addressable market, while helping us achieve long-term sustainable organic revenue growth and top quartile operating margins compared to other enterprise application software providers.
✓
Our global pipelines are solid, and we see strong demand for cloud solutions. We continue to be encouraged by new customer signings and by the concentration of potential new customers in the pipeline with about 35% of our deal opportunities representing net new potential customers.

Record revenue and earnings performance

✓
Total revenue was a record $929 million, up 21%, reflecting a strong demand for our Cloud solutions. 2023 was a very successful year setting all-time records in total revenue, RPO (Remaining Performance Obligation), cashflow, and earnings per share.

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✓
GAAP diluted EPS was $2.82, up 39% versus 2022, driven by strong demand for our cloud solutions and disciplined expense management.
✓
RPO for the year totaled $1.4 billion, up 36% over the prior year. We believe RPO is the leading proxy for our cloud revenue performance and represents the value of contractual obligations required to be performed, otherwise referred to as unearned revenue or bookings. For Manhattan, this disclosed value represents our cloud bookings value of unearned revenue under non-cancelable contracts greater than one year. Contracts with a non-cancelable term of one year or less are excluded from the reported amount.
✓
Our Manhattan Active® cloud solutions continue to be well received with cloud revenue increasing 44% over 2022 from $176 million to $255 million. Cloud revenue represents 93% of 2023 total software revenue. Cloud revenue should continue to increase as a percentage of our total software as strong market demand for our cloud solutions supplants legacy perpetual license demand.
✓
Recurring revenue (cloud subscriptions and maintenance) as a percentage of total revenue, excluding hardware sales, continues to remain strong (43% in 2023 compared to 42% in 2022).
✓
Our full year 2023 global consulting services revenue was up 24% year-over-year, as cloud fuels services revenue.
✓
2023 GAAP operating margin of 23% ranked in the top tier across publicly traded companies in our peer group.

Maintained capital discipline and financial capacity

✓
We closed 2023 with $271 million in cash and cash equivalents and zero debt, self-funding all our growth through free cash flow generation; we have never borrowed in the history of the Company.
✓
Operating cash flow was $246 million, up 37% versus 2022, primarily due to an increase in earnings in 2023.
✓
We invested $166 million in share repurchases in 2023. Over the last decade, we have invested over $1 billion in share buybacks, lowering company shares outstanding by about 17%. As we have throughout our history, we continue to design the performance criteria under our performance-based incentive plans so that our named executive officers (“NEOs”) and other employees receive no compensation benefit from the impact of our share repurchases on EPS.

In 2023, we exceeded our target objectives (as defined on page 35) for our annual cash bonus program and the performance-based component of our long-term equity (restricted stock unit) program, resulting in a payout under our annual cash bonus program of 158% of target to all participants including our NEOs, and earned performance-based equity under the performance-based component of our 2023 long-term equity program at 158% of target for all participants including our NEOs.

Our Compensation Philosophy

We are committed to a philosophy of pay-for-performance for our executives. Our executive compensation program is designed to achieve three primary objectives:

1.
Pay-for-Performance. Align actual compensation realized by our executive officers with achievement of our short-term and long-term business strategies, improving operational performance and shareholder return.
2.
Market Competitiveness. Provide market competitive compensation opportunities to attract and retain executive officers and motivate them to perform at their highest level.
3.
Shareholder Value Creation. Structure compensation through base salary, annual cash bonus opportunities, and a combination of service-based and performance-based equity awards, to promote increased shareholder value.

2023 Key Compensation Decisions

Our Compensation Committee’s key decisions for 2023 pertaining to our NEOs were as follows:

Base Salaries

✓
The base salary of our President and CEO, Mr. Capel, increased by 5% over 2022.
✓
The base salary of the remaining NEOs increased 5% on average over 2022.

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Annual Cash Bonus

✓
Our annual cash bonus program was based on three performance measures: Target Revenue, new bookings from cloud solutions (New Cloud Bookings) and adjusted operating income (AOI), all as defined on page 36. Based on our 2023 financial performance, the NEOs earned 158% of their 2023 annual cash bonus targets compared to 138% for 2022.

Long-term Incentive Compensation

✓
Our 2023 long-term equity grants to our NEOs were 50% service-based RSUs and 50% performance-based RSUs with three performance measures: Target Revenue, New Cloud Bookings, and AOI. Based on our 2023 financial performance, the NEOs earned 158% of their 2023 performance-based RSUs compared to 138% for 2022.
✓
In January 2022, our Compensation Committee approved a special retention grant of service-based RSUs to members of our executive team, including our NEOs. The Committee intended that grant, which vests over four years beginning in 2024, to further motivate our outstanding, experienced executive team to remain with the Company throughout our transition to a cloud-first Company in order to maximize value creation for our shareholders.

Compensation Policies and Practices

Alignment between Company performance and executive compensation is the cornerstone of our executive compensation philosophy and program design. We also believe our overall governance of executive compensation is sound and reflects many best practices, including:

✓
Independent, non-executive Chairman of the Board
✓
Compensation Committee comprised solely of independent directors
✓
Compensation Committee engagement of external compensation consultant
✓
Capped incentive opportunities to mitigate concerns regarding excessive risk-taking for all employee participants
✓
Equity plan prohibition of stock option repricing and cash buyouts without shareholder approval for all employee participants
✓
“Double-trigger” change-in-control arrangements
✓
No excise tax gross-ups
✓
Limited executive perquisites
✓
Global Ethics and Compliance Code prohibits directors, officers, and employees from engaging in short sales of the Company’s securities or hedging or monetization transactions with respect to our securities (such as purchasing or selling puts or call options, prepaid variable forward contracts, equity swaps, collars, exchange funds, or similar transactions).
✓
Incentive-Based Compensation Recoupment (“clawback”) Policy

Compensation of our Chief Executive Officer

Our CEO participates in the same executive compensation programs as our other executive officers, including the other NEOs. In determining compensation for our CEO, the Compensation Committee considers the same information and factors used in determining compensation for the other NEOs, except that our CEO does not make a recommendation to the Compensation Committee for his own compensation.

For 2023, the Compensation Committee set Mr. Capel’s annual base salary at $700,000, with a target annual cash bonus opportunity equal to 101% of his base salary. The Company granted Mr. Capel an annual equity award of 67,269 RSUs (50% service-based and 50% performance-based).

Based on our 2023 achievement against the performance measures under our short-term and long-term incentive programs (Targeted Revenue, New Cloud Bookings, and AOI, as defined on page 36, and achieved at 158%), Mr. Capel earned a cash bonus of $1,113,900 and 158% of the performance-based component of his 2023 performance-based RSU award (which equaled 53,143 shares), which will vest over four years.

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Determining Executive Compensation

The Role of the Compensation Committee

The Compensation Committee is responsible for determining the compensation of our executive officers, including the NEOs, and for administering our Equity Incentive Plan. The Compensation Committee currently consists of three non-employee Directors: Messrs. Noonan (Chairman), Huntz, and Moran. The Compensation Committee’s overall objective is to establish a compensation policy that will (i) attract, retain, and reward executives who contribute to achieving our business objectives, (ii) motivate our executive officers to achieve those objectives, and (iii) align the interests of our executive officers with those of our long-term shareholders.

The Role of the Compensation Consultant

The Compensation Committee has the authority to retain compensation consultants and other advisors to assist it in performing its duties. In 2023, the Compensation Committee engaged Willis Towers Watson (through its subsidiary company Towers Watson Delaware Inc.) (“WTW”), as its compensation consultant. WTW reports to and is directed by the Compensation Committee. In general, the Compensation Committee directs WTW to provide periodic updates on market trends and developments, provide relevant and credible market data for assessing pay competitiveness, evaluate the alignment of the design of our executive compensation program with our business strategy, performance outcomes, and competitive pay practices. WTW participates in Compensation Committee meetings where the Committee makes substantive executive compensation decisions. The Company incurred approximately $70,000 in fees to WTW for those services provided in 2023.

In connection with its review of WTW’s independence, the Compensation Committee considered the six specific independence factors adopted by the SEC and the NASDAQ Stock Market and determined that WTW is independent. In conducting its review, the Committee considered that one or more WTW corporate affiliates provide the Company brokerage and other services related to the Company’s employee healthcare and other group benefits, and that the Company paid those affiliates for those services approximately $370,000 in 2022 and $354,000 in 2023. Further, the Committee anticipates paying similar amounts in 2024. In concluding that the provision to the Company of healthcare and other group benefits services by those WTW affiliates does not constitute a conflict of interest that would compromise WTW’s independence, the Committee considered the following WTW representations and other information obtained as part of its due diligence:

✓
WTW has separated its compensation consulting services into a single, segregated business unit within WTW.
✓
The Committee was solely responsible for the decision to engage WTW, the Committee made its decision independent of any influence from others at the Company, and the Committee conducted its independence review prior to finalizing the engagement.
✓
WTW has represented that:
o
WTW has in place safeguards between its executive compensation consultants serving our Compensation Committee and the brokerage services provided to the Company to prevent any compromise of the independence of WTW’s executive compensation services.
o
Neither WTW’s lead executive compensation advisor for our engagement nor any member of that lead advisor’s team participates in any activities related to the brokerage services provided by the WTW brokerage services affiliate to the Company.
o
Individuals who are not part of the executive compensation consulting team for our Compensation Committee (other than designated quality reviewers) are precluded from involvement in the development of recommendations regarding the compensation of the Company’s executive officers and directors.
o
WTW executive compensation consultants who advise our Compensation Committee on the compensation of executive officers and directors may not serve in broader relationship-management roles for our Company.
o
The compensation paid to WTW executive compensation consultants is not directly tied to the fees paid, or to the expansion of the fees paid, by the Company, and the WTW executive compensation advisors receive no direct incentives based on other WTW services to the Company.
✓
WTW’s executive compensation associates are subject to their comprehensive Code of Business Conduct, which addresses conflicts of interest, and in that regard, WTW has represented that (i) the advice rendered by WTW to our Compensation Committee is not influenced by any other WTW work for the Company and (ii) the executive compensation consulting approaches that WTW follows and conclusions they reach are unaffected by the number or magnitude of any other services WTW provides to the Company.

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✓
Company management purchases the brokerage services from the WTW brokerage services affiliate in the ordinary course of business, and manages the relationship with that affiliate, without involvement of our Compensation Committee.

The Role of Senior Management

Our CEO generally makes recommendations to the Compensation Committee regarding compensation for the NEOs other than himself. Our CFO and Human Resources department support our CEO with data, analysis, and advice in formulating specific compensation recommendations. The Chief Legal Officer generally attends Compensation Committee meetings, prepares meeting minutes and resolutions, and is available for legal counsel as required.

Competitive Market Data

The Compensation Committee considers competitive market data when making pay determinations for our executive officers, including the NEOs. This is only one of many factors the Committee considers when making pay determinations, and the Committee does not benchmark or target a precise percentile or pay level relative to this information. Instead, the Compensation Committee uses this information as a general guide to determine if our executive compensation levels in the aggregate and by element are within a reasonable range compared with similar companies.

The precise nature of our competitive market analysis varies each year based on the needs of the Company and the Compensation Committee in making pay determinations. Generally, the Committee evaluates competitive market practices using data drawn from both a group of peer companies. For purposes of determining 2023 compensation, the Compensation Committee used a peer group comprising the following companies:

Company Name (1)	Company Ticker	Revenue ($ MM) Last 4Q as of 10/10/2022 (3)	Market Cap September 2022 ($ billion)
Manhattan Associates, Inc.	MANH	$712	9.1
8x8, Inc.	EGHT	677	0.6
ACI Worldwide, Inc.	ACIW	1,447	2.6
Aspen Technology, Inc. (2)	AZPN	NA	14.4
Blackbaud, Inc.	BLKB	1,001	2.6
Commvault Systems, Inc.	CVLT	784	2.4
Coupa Software Incorporated	COUP	787	5.3
Dynatrace, Inc.	DT	987	11.7
Fair Isaac Corporation	FICO	1,363	11.4
Five9, Inc.	FIVN	700	6.4
Guidewire Software, Inc.	GWRE	813	5.8
HubSpot, Inc.	HUBS	1,526	16.0
Paylocity Holding Corporation	PCTY	853	14.3
PTC Inc.	PTC	1,906	14.1
Q2 Holdings, Inc.	QTWO	533	2.4
Smartsheet Inc.	SMAR	657	4.9
SPS Commerce, Inc.	SPSC	415	4.5
Tyler Technologies, Inc.	TYL	1,818	16.0

(1)
For the 2023 market analysis used in establishing target executive compensation for 2024, the Committee approved changes to the peer group, removing Coupa Software and 8x8, Inc. and adding Dayforce, Inc. (formerly Ceridian HCM Holdings), Elastic N.V., Workiva, Inc., and Qualys, Inc..
(2)
Aspen Technology was formed in May 2022 through a combination of legacy Aspen Technology and certain business units of Emerson Electric. As such, revenue information for the new company for the previous 12-month period were not available.
(3)
Revenue data from S&P Capital IQ as of 10/10/2022. Market Cap data as of 9/30/2022.

The Compensation Committee annually reviews pay and performance data from the compensation peer group as well as pay data from various compensation surveys. Both the peer group and survey data included companies that were comparable to the Company with respect to revenue level, market capitalization, industry segment, and competitive employment market. The specific peer companies, survey sources, and forms of analysis change from year to year based on the best available data and the key priorities of the Compensation Committee. The Committee considered this information along with other relevant information, such as the Company’s performance and that of each executive officer. Our CEO also presented recommendations to the Compensation Committee for our

33

executive officers (other than himself). No other executive officer has direct input to the Compensation Committee regarding the compensation of the NEOs.

Shareholder Advisory Vote on Named Executive Officers Compensation

Our Board values your opinions as expressed through our shareholders' Say-on-Pay voting and other communications with us. In 2023, holders of approximately 96% of our shares of Common Stock voting on our 2023 Say-on-Pay proposal approved of our executive compensation program for our NEOs.

34

Principal Elements of Executive Compensation

We compensate our executive officers with a combination of base salary and short and long-term incentives designed to focus their efforts on maximizing both our short and long-term financial performance. The executive compensation program includes the following: (i) base salary, (ii) annual cash bonus, (iii) long-term incentive compensation in the form of equity awards, and (iv) other benefits. Each executive officer’s compensation package is designed to provide a mix of these elements, which the Compensation Committee believes provides a level of compensation roughly equivalent to that paid by companies of similar size and complexity and that balances short-term and long-term performance and reward objectives.

Base Salary

Minimum salaries for the NEOs are established in their employment agreements. The Compensation Committee annually reviews the base salaries of the NEOs for adjustment. When establishing base salaries of our executive officers for 2023, the Compensation Committee considered competitive market data (drawn from compensation survey data and the compensation peer group), as well as a variety of other factors, including global macro-economic conditions, market developments, our past financial performance and future expected performance, the performance of the executives, changes in the executives’ responsibilities, the CEO’s recommendations (other than for his own base salary) and cost-of-living and other local geographic considerations, where applicable. The actual base salaries paid to the NEOs in 2023 are disclosed in the Summary Compensation Table.

Annual Cash Bonus Program

The following table sets forth each NEO’s target annual cash bonus, payout amount, and payout percentage actually earned in 2023.

		2023 Annual Cash Bonus Program Target vs. Payout
Name	Title	Target	Payout	Payout % (1)
Eddie Capel	President, Chief Executive Officer, and Director	$705,000	$1,113,900	158%
Dennis B. Story	EVP, Chief Financial Officer, and Treasurer	365,000	576,700	158%
Bruce S. Richards	SVP, Chief Legal Officer, and Secretary	225,000	355,500	158%
Robert G. Howell	EVP, Americas	393,000	620,940	158%
J. Stewart Gantt	EVP, Professional Services	320,000	505,600	158%

________________________________________________________________________________________

(1)
See the table entitled “Annual Cash Bonus Program Design for 2023” on page 37 to see how we calculate the 2023 annual bonus.

The target annual cash incentive opportunity as a percent of annual base salary for each of our NEOs in fiscal year 2023 was as follows:

Name	Fiscal Year 2022 Target Annual Incentive as Percent of Base Salary (%)	Year Over Year Percentage Change	Fiscal Year 2023 Target Annual Incentive as Percent of Base Salary (%)
Eddie Capel	100%	1%	101%
Dennis B. Story	75%	2%	77%
Bruce S. Richards	58%	3%	61%
Robert G. Howell	99%	2%	101%
J. Stewart Gantt	82%	1%	83%

The purpose of the Company’s annual cash bonus program is to align short-term incentive bonuses with the achievement of annual corporate performance. Each plan participant has a target bonus, which is expressed as a percentage of their base salary, and the actual bonus they receive is based on the Company’s level of achievement against three performance measures. For all the NEOs, as well as all other employee participants in the program during 2023, the Compensation Committee used Target Revenue, New Cloud Bookings, and AOI as the corporate performance measures to determine the bonus payouts (see definitions below). The Compensation Committee believes the combination of Target Revenue, New Cloud Bookings, and AOI creates the proper balance for motivating and rewarding profitable growth in the near-term that will translate into strong returns for shareholders over the long-term. The Compensation Committee excluded individual performance from the bonus measures for all program participants to focus and reward the team for collectively achieving our overall financial objectives.

35

For purposes of the 2023 bonus program, for all plan participants:

✓
As defined in the program, “Target Revenue” is, in effect, consolidated revenue excluding revenue from hardware sales and billed travel, to minimize risk of low margin revenue lines skewing incentive plan payout percentages.
✓
As defined in the program, New Cloud Bookings quantifies or credits new cloud subscription transactions. For bonus purposes, this measure is calculated as the total new bookings value of all new contracts for cloud solutions closed during the period.
✓
As defined in the program, AOI excludes the following items from GAAP operating income: amortization of intangible assets, equity-based compensation expenses, restructuring charges, and asset impairment charges and related recoveries. For 2023, the exclusions necessary were equity-based compensation expenses.
✓
Consistent with prior years, all results were determined on a constant currency basis (i.e., actual financial results are translated to U.S. dollars at budgeted U.S. dollar exchange rates).

Regarding our use of AOI, we use AOI to evaluate our overall business performance, and we believe AOI is useful for us, and our investors, when assessing our performance versus other software companies. Our January 30, 2024, earnings press release, attached to our Current Report on Form 8-K of the same date, included a full reconciliation from 2023 GAAP operating income to 2023 AOI (non-GAAP operating income).

Regarding the establishment of the specific Target Revenue, New Cloud Bookings, and AOI performance measures for 2023, the Compensation Committee reviewed and considered senior management’s proposed 2023 budget and the critical assumptions underlying the final budget. In preparing the budget, senior management considered a variety of factors, including but not limited to: global economic trends, our business transition to cloud solutions, supply chain management information-technology investment and growth trends as published by leading industry analysts, the competitive position of our software products, the level of investment in product development needed to maintain sustainable competitive advantage, and historical financial performance. Senior management considers those factors in the context of the key objective of extending the Company’s position as a leading global supply chain commerce solutions provider. The Compensation Committee also considered the degree of difficulty and probability of achieving the performance levels with the Company’s business transition to cloud. The Committee set these levels so that the relative difficulty of achieving them were consistent with prior years.

For the 2023 cash bonus program, the Compensation Committee weighted the corporate performance measures as follows: Target Revenue – 25%; New Cloud Bookings – 25%; AOI – 50%. For each measure, the Committee established performance ranges, with each range having a minimum performance threshold, performance target, and performance maximum. For each performance measure, achievement at the performance target pays out 100% of a target bonus payout for that measure, achievement at or below the minimum performance threshold pays out zero for that measure, and achievement at or above the performance maximum pays out 175% of the target payout for that measure. We determine the bonus payout percentage for achievement between the minimum performance threshold and target, or between target and the performance maximum, by linear interpolation. The annual total bonus payout percentage under the plan is the weighted average of the performance percentages for the three performance measures. The Compensation Committee has discretion to adjust final annual bonus amounts, which it did not exercise in 2023. For 2023, as in prior years, the Committee established quarterly minimum performance thresholds and targets adding up to the annual thresholds and targets, so that plan participants could earn and receive interim quarterly bonus installments, provided that those payments could not exceed the respective quarterly targets. Because of that, it was possible plan participants could receive some level of payout even if full-year minimum thresholds ultimately were not met, and it was possible that, if the annual target performance levels were achieved, the final quarterly bonus installment could exceed target for the final quarter.

The following table provides the 2023 annual cash bonus payout levels as a percentage of the performance targets for Target Revenue, New Cloud Bookings, and AOI.

36

Annual Cash Bonus Program Design for 2023

	Amount	Participant Bonus Payout % of Target	Actual Payout % Earned	Payout Weight	Weighted Actual Payout % Earned
Target Revenue ($ in millions) - Weighting 25%
Threshold goal	$746.0	0%
Target goal	795.0	100%
Maximum goal	843.0	175%

2023 Bonus Revenue - Earned	$883.2		175%	25%	43.8%

New Cloud Bookings - Weighting 25%
2023 Bonus New Cloud Bookings - Earned	*		108%	25%	27.0%

Adjusted Operating Income (AOI) ($ in millions) - Weighting 50%
Threshold goal	$208.0	0%
Target goal	221.0	100%
Maximum goal	264.5	175%

2023 Bonus AOI - Earned	$279.0		175%	50%	87.5%

Total Combined Actual Payout % Earned [(175% x 25%) + (108% x 25%) + (175% x 50%)] = 158%					158%

* We do not disclose the New Cloud Bookings performance target and actual level achieved. We believe that disclosure would provide our competitors with insight into our operations, resulting in serious competitive harm. The Compensation Committee set the New Cloud Bookings target based on our historical results, growth rates, and expected future results, and intended for it to require significant effort to achieve.

The Compensation Committee has discretion to either increase or decrease a participant’s annual cash bonus under the bonus program. As in recent years, the Compensation Committee did not exercise its discretion with regard to the cash bonuses to our executive officers in 2023.

Long-term Incentive Compensation

The following table sets forth each NEO’s target annual long-term incentive opportunity, earned amounts at December 31, 2023, and change in total value percentages in 2023. The closing market price of the Company’s Common Stock on December 31, 2023, was $215.32, representing a 77% increase since December 31, 2022, and compares to a return of 45% for the NASDAQ Composite and 66% for the NASDAQ Computer Index.

2023 Long-Term Incentive Compensation Target vs. Payout
	Target (1)			Earned Value at 12/31/2023 (2)			% Change
Name	RSU (3)	PSU (4)	Total	RSU (3)	PSU (4)	Total	Total
Eddie Capel	$4,249,992	$4,250,119	$8,500,111	$7,242,073	$11,442,751	$18,684,824	120%
Dennis B. Story	924,955	925,082	1,850,037	1,576,142	2,490,606	4,066,748	120%
Bruce S. Richards	330,052	330,053	660,105	562,416	888,626	1,451,042	120%
Robert G. Howell	749,947	750,073	1,500,020	1,277,924	2,019,486	3,297,410	120%
J. Stewart Gantt	574,938	575,064	1,150,002	979,706	1,548,366	2,528,072	120%

______________

(1)
These columns represent the aggregate grant date fair value for service-based and performance-based RSU awards. We determined these award fair values based on a price of $126.36, the closing market price of the Company’s Common Stock on the date of grant.
(2)
These columns represent amounts earned, valued at $215.32, the closing market price of the Company’s Common Stock on December 31, 2023. We achieved a payout of 158% of the target for the performance-based component of our long-term equity program. The service-based and performance-based RSUs vest in four equal annual installments commencing in the year following the date of grant.
(3)
Represents service-based restricted stock units.
(4)
Represents performance-based restricted stock units, sometimes referred to in this Proxy Statement as PSUs.

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We use equity awards to provide incentives to improve our financial performance and to assist in the recruitment, retention, and motivation of professional, managerial, and other personnel. These long-term incentives are designed to align the interests of our executive officers and other employee plan participants with those of our shareholders to enhance our overall value, the market price of the Common Stock, and as a result, our shareholders’ return. In addition, the vesting of equity incentives over time is designed to create an incentive for our people to remain with us. We grant RSUs to our executive officers and select other employees on an ongoing basis to provide continuing incentives to them to meet future performance goals and to remain with the Company.

Equity-based compensation is an important component of our executive compensation program. In setting the form and level of the equity awards for the NEOs, the Compensation Committee considers the CEO’s recommendations, the executive officer’s performance, and a variety of other factors including:

✓
Market-competitive levels of total compensation, particularly for our peer group
✓
Market-competitive levels and forms of equity-based compensation
✓
Alignment with company performance and shareholder value
✓
The retention strength provided by outstanding and unvested equity awards held by the executives
✓
Global macro-economic conditions
✓
Our recent performance and trends
✓
The executive’s recent performance and potential future contribution
✓
The resulting annual grant rate from all awards
✓
The availability of shares under our shareholder approved equity plan
✓
Our cost and its alignment with participant value

There is no precise formula or weighting applied to these factors as changing business conditions, competitive market practices, and regulations necessitate differing priorities to maximize effectiveness while minimizing cost and dilution.

During 2023, the Company granted to the NEOs an aggregate of 108,106 RSUs. In approving the individual award levels for the annual NEO grants, the Compensation Committee also reviewed aggregate grant levels for all recipients to ensure the annual grant rate was within competitive norms and sustainable over time.

The annual awards granted in 2023 are 50% service-based and 50% performance-based. They vest in four equal annual increments starting on or about the first anniversary of the grant date, with the performance portion tied to the same Target Revenue, New Cloud Bookings, and AOI performance measures and ranges for fiscal year 2023 as established for the annual cash bonus plan discussed above. Our performance goals are focused on internal key financial metrics that drive long-term value creation, such as Target Revenue, New Cloud Bookings, and AOI. Our past financial performance demonstrates, and we fully expect, that meeting these metrics will over time translate into increased shareholder value. For equity-based awards, our share price ultimately should reflect whether we have executed this strategy successfully, and we intend that the four-year vesting schedule for equity grants will ensure our officers maintain a long-term perspective. A look at our historical stock prices over the last 10 years shows a growth rate of 633%, from a stock price of $29.37 on December 31, 2013, to $215.32 on December 31, 2023, after giving effect to stock splits during this period. We believe this growth demonstrates that the achievement of our performance goals over this period resulted in creation of long-term value for our shareholders. Our long-term strategy emphasizes continued growth through a capital allocation approach coupling investment in innovation with a disciplined return of capital to shareholders self-funded through free cash flow.

We intend the performance-based RSUs primarily to provide our executive officers with incentives to improve our performance, as they benefit from these awards only if we meet the pre-established financial goals specified in the awards in the year granted. The 2023 performance-based RSU awards were to be earned, in whole or in part, based on our attainment of the same annual Target Revenue, NACV, and AOI performance goals as established for the 2023 annual cash bonus program. For 2023, the Compensation Committee weighted the corporate performance measures as follows: Target Revenue – 25%; New Cloud Bookings – 25%; AOI – 50%. For each measure, the Committee established performance ranges, with each range having a minimum performance threshold, target threshold, and performance maximum. For each performance measure, achievement at the target threshold results in the executive earning 100% of the number of performance-based RSUs granted to them, achievement at or below the minimum performance threshold results in the executive earning zero performance-based RSUs for that measure, and achievement at or above the performance maximum results in the executive earning 175% of the number of performance-based RSUs granted. We determine the percentage of the performance-based RSUs earned for achievement between the minimum performance threshold and target, or between target and the performance maximum, by linear interpolation. The total percentage of performance-based RSUs earned is the

38

weighted average of the performance percentages for the three performance measures. Under the 2023 program, for an executive to earn any of their performance-based RSUs, we were required to exceed one or more of the minimum performance thresholds.

Based on our financial performance in 2023, the named executive officers earned 158% of the granted performance-based RSUs. The minimum performance threshold, performance target, and performance maximum for the 2023 performance measures, as well as our actual performance, are the same as set forth in the table “Annual Cash Bonus Program Design for 2023.”

Perquisites and Other Personal Benefits.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including the NEOs, except in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

If an executive officer or other employee qualifies to attend our annual sales-oriented President’s Club event and incurs an income tax liability associated with their attendance and the attendance of their spouse, we provide a tax “gross-up” payment to offset that liability. During 2023, we provided a tax gross-up payment with respect to this event to Messrs. Capel, Howell, Richards, and Story.

Health and Welfare Benefits.

We offer standard Company health and welfare benefits to the NEOs as a safety net against the financial catastrophes that can result from illness, disability, or death. The benefits offered to the NEOs are substantially the same as those offered to all our regular employees, except that certain of the NEOs have been provided an arrangement under which the Company pays the premiums on term life insurance on their lives during their continued employment with the Company. During 2023, we paid term life insurance premiums, including income tax “gross-ups” with respect to those premiums, for Messrs. Capel, Story, Richards, Howell, and Gantt.

Our tax-qualified deferred-compensation Section 401(k) Savings Plan covers all our eligible full-time employees. Under the plan, participants may elect to contribute, through salary deductions, up to 60% of their annual compensation, subject to a maximum of $22,500, or $30,000 for employees who are at least 50 years old. We provide 50% matching contributions up to the first 6% of salary contributed under the plan. The plan is designed to qualify under Section 401 of the Internal Revenue Code so that our employees’ and our contributions, and income earned on those contributions, are not taxable to employees until withdrawn from the plan, and so that the Company’s contributions are deductible when made. We do not provide any form of non-qualified deferred compensation program.

Other considerations

Employment Agreements

Messrs. Capel, Story, Richards, Howell, and Gantt, are all parties to employment agreements with the Company. The NEOs’ employment agreements are substantially identical, except for their job titles and their stated specific annual base salaries and bonus target amounts.

Each agreement provides that the NEO will be (i) paid an annual base salary, (ii) eligible for an annual performance-based bonus, (iii) eligible for equity awards that reflect their position, duties, and responsibilities, (iv) eligible to participate in all other benefit plans, programs, and arrangements generally available to executives of the Company, (v) provided an indemnification agreement, under which the Company will indemnify the executive to the full extent permitted by law with respect to any claim arising out of the executive’s service as an officer, director, or employee of the Company, and (vi) covered by a director and officers liability insurance policy. As set forth in the agreements, the minimum annual base salaries of Messrs. Capel, Story, Richards, and Howell, and Gantt, are $575,000, $402,000, $320,000, $323,000, and $315,000, respectively. Each NEO’s annual base salary is subject to increases or decreases at the discretion of the Board or Compensation Committee.

Each agreement further provides that the NEO or the Company may terminate that officer’s employment at any time. If the Company terminates the NEO’s employment for reasons other than death, disability, or “cause” (as defined in the agreement) or if there is a “constructive termination” of the executive officer’s employment (as defined in the agreement), the officer will be entitled to certain severance payments and benefits. Those payments and benefits are described below in the section entitled Potential Payments upon Termination, and that section also contains an estimate of the potential payments and benefits payable under these arrangements assuming a termination as of the end of 2023.

39

In general, severance payments to a NEO are limited such that they will not receive any “parachute payment” as described in Sections 280G and 4999 of the Internal Revenue Code. The NEO is required to provide the Company with a general release of all claims to receive any severance payments or benefits.

The agreements contain provisions requiring the NEO to protect the proprietary and confidential information of the Company. In addition, for a period of 12 months after termination of employment for any reason (or, if later, the last date any severance payments are due), the NEO agrees not to solicit the Company’s customers or solicit or hire away the Company’s employees and is prohibited from performing duties of the type performed for the Company for a competing business owned by any of a designated group of companies. The NEO also agrees to assign to the Company all patents, inventions, copyrights, and other intellectual property developed by them in the course of their employment.

Incentive Compensation Recoupment Policy

Our Board of Directors adopted an enhanced Incentive Compensation Recoupment Policy—also known colloquially as a “clawback” policy in 2023, in accordance with the latest Securities and Exchange Commission rules and NASDAQ listing standards, a copy of which is publicly filed with our 2023 Annual Report on Form 10-K. Pursuant to our Incentive Compensation Recoupment Policy, incentive-based compensation awarded to, earned by, or vested with any of our current or former executive officers is subject to recoupment by the Company to the extent it exceeds the compensation that properly would have been awarded to, earned by, or vested with that current or former executive officer but for accounting errors impacting the calculation of that compensation, and which are subject of an accounting restatement required to be prepared by the Company. Under the Policy, any recoupment is limited to excess compensation received by the current or former executive officer during the three completed fiscal years preceding the date the Company is required to prepare the accounting restatement. No finding of fault of the current or former executive officer is required. The Compensation Committee of the Board has the exclusive power and authority to administer the Policy, including to interpret the Policy’s provisions and to make all determinations deemed necessary or advisable for the Policy’s administration.

Income Tax Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to public companies for compensation paid to certain current and former executive officers to the extent that compensation exceeds $1 million to the executive in the taxable year. While our Compensation Committee is aware of the benefits of income tax deductibility, the Company’s executive officer compensation plans generally include nondeductible compensation as a means to best achieve the Company’s compensation objectives, including to offer market competitive compensation and to pay for performance.

Limitation of Liability and Indemnification of Officers and Directors

The Company’s Articles of Incorporation provide that the liability of the Directors to the shareholders for monetary damages will be limited to the fullest extent permissible under Georgia law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

The Company’s Bylaws provide that the Company will indemnify each of its officers, Directors, employees, and agents to the extent they are or were a party, or are threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative because they are or were a Director, officer, employee, or agent of the Company, against reasonable expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with such action, suit, or proceeding; provided, however, that no indemnification will be made for:

✓
any appropriation, in violation of their duties, of any business opportunity of the Company;
✓
acts or omissions that involve intentional misconduct or a knowing violation of law;
✓
any liability under Section 14-2-832 of the Georgia Business Corporation Code, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions; or
✓
any transaction from which they derived an improper personal benefit.

The Company has entered into indemnification agreements with its Officers and Directors providing indemnification similar to that provided in the Bylaws.

40

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of the Company’s 2024 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2024 Proxy statement (and in the Company’s Annual Report on Form 10-K through incorporation by reference to the Proxy Statement).

Compensation Committee

Thomas E. Noonan, Chairman
John J. Huntz, Jr. Charles E. Moran

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Tables

2023 Summary Compensation Table

The following table sets forth, for the three years ended December 31, 2023, the total compensation earned by the named executive officers.

Name and Principal Position	Year	Salary	Bonus(12)	Stock Awards(1)		Non-Equity Plan Compensation(2)	All Other Compensation(3)		Total

Eddie Capel	2023	$700,000	-	$8,500,111		$1,113,900	$49,445	(4)	$10,363,456
President, Chief Executive	2022	665,000	-	8,800,080	(11)	917,700	46,029		10,428,809
Officer, and Director	2021	620,000	-	5,500,823	(10)	930,000	23,869		7,074,692

Dennis B. Story	2023	$473,000	-	$1,850,037		$576,700	$34,856	(5)	$2,934,593
Executive Vice President, Chief	2022	450,000	3,000	4,750,088	(11)	469,200	31,998		5,704,286
Financial Officer, and Treasurer	2021	429,000	3,000	1,707,755	(10)	480,000	15,860		2,635,615

Bruce S. Richards	2023	$367,000	-	$660,105		$355,500	$34,836	(6)	$1,417,441
Senior Vice President, Chief	2022	350,000	3,000	1,530,221	(11)	296,700	30,805		2,210,726
Legal Officer, and Secretary	2021	338,000	3,000	611,550	(9)	294,000	15,849		1,262,399

Robert G. Howell	2023	$390,000	-	$1,500,020		$620,940	$34,401	(7)	$2,545,361
Executive Vice President,	2022	370,000	3,000	3,950,103	(11)	510,600	31,523		4,865,226
Americas	2021	344,000	3,000	1,298,357	(9)	510,000	15,610		2,170,967

J. Stewart Gantt	2023	$385,000	-	$1,150,002		$576,700	$24,706	(8)	$2,136,408
Executive Vice President,
Professional Services

______________

(1)
The amounts in this column represent the aggregate grant date fair value for the stock awards (service-based and performance-based RSUs) granted in accordance with ASC Topic 718. We determined these fair values based on the assumptions set forth in the Company’s 2023 Annual Report on Form 10-K (Note 2, Equity-Based Compensation). Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum grant date fair value of the performance-based RSUs granted to the NEOs in 2023 is: (i) in the case of Mr. Capel, $7,437,676; (ii) in the case of Mr. Story, $1,618,924; (iii) in the case of Mr. Richards, $577,592; (iv) in the case of Mr. Howell, $1,312,628; (v) and in the case of Mr. Gantt, $1,006,331.
(2)
Represent amounts earned in the applicable year, regardless of whether we paid those amounts prior to the end of such year.
(3)
The amounts in this column represent the Section 401(k) matching or similar Company contribution, tax “gross-up” payments on behalf of NEOs as discussed in the Compensation Discussion and Analysis section, and company-paid term life insurance premiums for the benefit of Messrs. Capel, Story, Richards, Howell, and Gantt.
(4)
This amount represents: (i) the Company’s contributions to Mr. Capel’s account under its Section 401(k) plan in the amount of $9,900; (ii) Company-paid term life insurance premiums in the amount of $15,169; and (iii) tax "gross-up" payments in the amount of $24,376.
(5)
This amount represents: (i) the Company’s contributions to Mr. Story’s account under its Section 401(k) plan in the amount of $9,900; (ii) Company-paid term life insurance premiums in the amount of $7,160; and (iii) tax "gross-up" payments in the amount of $17,796.
(6)
This amount represents: (i) the Company’s contributions to Mr. Richards’s account under its Section 401(k) plan in the amount of $9,900; (ii) Company-paid term life insurance premiums in the amount of $7,149; and (iii) tax "gross-up" payments in the amount of $17,787.

41

(7)
This amount represents: (i) the Company’s contributions to Mr. Howell’s account under its Section 401(k) plan in the amount of $9,900; (ii) Company-paid term life insurance premiums in the amount of $6,910; and (iii) tax "gross-up" payments in the amount of $17,591.
(8)
This amount represents the Company’s contributions to Mr. Gantt's account under its Section 401(k) plan in the amount of $9,900; (ii) Company-paid term life insurance premiums in the amount of $8,129; and (iii) tax "gross-up" payments in the amount of $6,678.
(9)
In January 2021, our Compensation Committee granted the NEOs a one-time, one-year-vesting, service-based RSUs in lieu of the cash merit increase (see “Grants of Plan-Based Awards” table for details).
(10)
In January 2021, our Compensation Committee granted the CEO and CFO a special (one-time), one-year-vesting, service-based RSUs in lieu of, and valued in an amount equal to two times, a reasonable annual salary increase for 2021, also to “repay” them for their respective 2020 Covid-19-related cash compensation reductions (see “Grants of Plan-Based Awards” table for details).
(11)
In January 2022, our Compensation Committee approved a special retention grant of service-based RSUs to members of our executive team, including our NEOs. The Committee intended that grant, which vests over four years, to further motivate our dedicated and experienced executive team to remain with the Company to best ensure continued execution of our transition to a cloud-first Company. More specifically, those RSUs vest as follows, so long as the executive remains employed with the Company on the applicable vesting date: 10% in January 2024; 20% in January 2025; 30% in January 2026; and 40% in January 2027.
(12)
The amounts in this column represent special bonuses paid to all employees globally, excluding the CEO, in 2021 and 2022 in recognition of strong Company performance results.

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2023 Grants of Plan-Based Awards Table

The following table provides information about our 2023 annual cash bonus opportunities and the equity awards granted to our named executive officers during the year ended December 31, 2023.

Plan-Based Compensation
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Stock	Grant Date Fair Value of Stock
Name	Award Type	Grant Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)	Units(3) (#)	Awards(4) ($)
Eddie Capel	Cash Bonus	1/26/2023	705,000	1,233,750	-	-	-	-
	Service-based RSUs	1/26/2023	-	-	-	-	33,634	4,249,992
	Performance-based RSUs	1/26/2023	-	-	33,635	58,861	-	4,250,119
Dennis B. Story	Cash Bonus	1/26/2023	365,000	638,750	-	-	-	-
	Service-based RSUs	1/26/2023	-	-	-	-	7,320	924,955
	Performance-based RSUs	1/26/2023	-	-	7,321	12,812	-	925,082
Bruce S. Richards	Cash Bonus	1/26/2023	225,000	393,750	-	-	-	-
	Service-based RSUs	1/26/2023	-	-	-	-	2,612	330,052
	Performance-based RSUs	1/26/2023	-	-	2,612	4,571	-	330,053
Robert G. Howell	Cash Bonus	1/26/2023	393,000	687,750	-	-	-	-
	Service-based RSUs	1/26/2023	-	-	-	-	5,935	749,947
	Performance-based RSUs	1/26/2023	-	-	5,936	10,388	-	750,073
J. Stewart Gantt	Cash Bonus	1/26/2023	320,000	560,000	-	-	-	-
	Service-based RSUs	1/26/2023	-	-	-	-	4,550	574,938
	Performance-based RSUs	1/26/2023	-	-	4,551	7,964	-	575,064

_________________

(1)
These columns represent the target and maximum annual cash bonus opportunities under the Company’s annual cash bonus program for 2023. Refer to page 35 for discussion of the Company’s annual cash bonus program. Based on our financial performance in 2023, the NEOs earned 158% of the annual cash bonus target. The actual cash bonuses paid to the NEOs for 2023 are set forth in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.
(2)
These columns represent the performance-based RSUs granted to the NEOs during 2023 pursuant to the Company’s 2020 Equity Incentive Plan, shown both at the target and maximum performance levels. Refer to page 0 for discussion of the Company’s Equity Incentive Plan. Based on our financial performance in 2023, the NEOs earned 158% of the granted performance-based RSUs, which vest in four equal annual installments commencing in the year following the date of grant.
(3)
This column represents service-based RSUs granted to the NEOs during 2023 under the company’s 2020 Equity Incentive Plan.
(4)
This column represents the grant date fair value for performance-based and service-based RSU awards in accordance with ASC Topic 718. We determined these fair values based on the closing market price of the Company’s Common Stock on the date of grant.

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2023 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the equity awards of our named executive officers outstanding as of December 31, 2023. We determined the market value of unvested stock awards based on the closing market price for our Common Stock of $215.32 per share on December 31, 2023.

Outstanding Equity Awards at Fiscal Year End
		Stock Awards (1)
Name	Grant Date	Number of Shares or Stock Units That Have Not Vested (#)		Market Value of Shares or Stock Units That Have Not Vested ($)

Eddie Capel	1/30/2020	15,679		3,376,002
	1/28/2021	28,876		6,217,580
	1/27/2022	24,087	(3)	5,186,413
	1/27/2022	41,562		8,949,130
	1/26/2023	86,777	(2)	18,684,824

Dennis B. Story	1/30/2020	4,779		1,029,014
	1/28/2021	8,824		1,899,984
	1/27/2022	24,087	(3)	5,186,413
	1/27/2022	12,542		2,700,543
	1/26/2023	18,887	(2)	4,066,749

Bruce S. Richards	1/30/2020	1,733		373,150
	1/28/2021	3,194		687,732
	1/27/2022	7,227	(3)	1,556,118
	1/27/2022	4,516		972,385
	1/26/2023	6,739	(2)	1,451,041

Robert G. Howell	1/30/2020	3,734		804,005
	1/28/2021	6,900		1,485,708
	1/27/2022	20,073	(3)	4,322,118
	1/27/2022	10,392		2,237,605
	1/26/2023	15,314	(2)	3,297,410

J. Stewart Gantt	1/30/2020	2,837		610,863
	1/28/2021	5,216		1,123,109
	1/27/2022	20,073	(3)	4,322,118
	1/27/2022	7,883		1,697,368
	1/26/2023	11,741	(2)	2,528,072

_________________

(1)
RSU awards vest in accordance with the schedules set forth below.
(2)
These amounts represent, as of December 31, 2023, the sum of (i) outstanding RSUs that were service-based when granted, and (ii) outstanding RSUs that were performance-based when granted, which, as of December 31, 2023, were earned at 158% of target, based on the level of achievement of the applicable performance measures.
(3)
In January 2022, our Compensation Committee approved a special retention grant of service-based RSUs to members of our executive team, including our NEOs. The Committee intended that grant, which vests over four years, to further motivate our dedicated and experienced executive team to remain with the Company to best ensure continued execution of our transition to a cloud-first Company. Those RSUs vest as follows, so long as the executive remains employed with the Company on the applicable vesting date: 10% in January 2024; 20% in January 2025; 30% in January 2026 and 40% in January 2027.

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Stock Awards Vesting Schedule
Name	Grant Date	Vesting

Eddie Capel	1/30/2020	25% per year for 4 years
	1/28/2021	25% per year for 4 years
	1/27/2022	10% in Jan. 2024; 20% in Jan. 2025; 30% in Jan. 2026; 40% in Jan. 2027
	1/27/2022	25% per year for 4 years
	1/26/2023	25% per year for 4 years

Dennis B. Story	1/30/2020	25% per year for 4 years
	1/28/2021	25% per year for 4 years
	1/27/2022	10% in Jan. 2024; 20% in Jan. 2025; 30% in Jan. 2026; 40% in Jan. 2027
	1/27/2022	25% per year for 4 years
	1/26/2023	25% per year for 4 years

Bruce S. Richards	1/30/2020	25% per year for 4 years
	1/28/2021	25% per year for 4 years
	1/27/2022	10% in Jan. 2024; 20% in Jan. 2025; 30% in Jan. 2026; 40% in Jan. 2027
	1/27/2022	25% per year for 4 years
	1/26/2023	25% per year for 4 years

Robert G. Howell	1/30/2020	25% per year for 4 years
	1/28/2021	25% per year for 4 years
	1/27/2022	10% in Jan. 2024; 20% in Jan. 2025; 30% in Jan. 2026; 40% in Jan. 2027
	1/27/2022	25% per year for 4 years
	1/26/2023	25% per year for 4 years

J. Stewart Gantt	1/30/2020	25% per year for 4 years
	1/28/2021	25% per year for 4 years
	1/27/2022	10% in Jan. 2024; 20% in Jan. 2025; 30% in Jan. 2026; 40% in Jan. 2027
	1/27/2022	25% per year for 4 years
	1/26/2023	25% per year for 4 years

2023 Stock Vested Table

The following table provides information about the value realized by the named executive officers from their stock awards that vested during the year ended December 31, 2023.

Stock Vested
	Stock Awards
	Number of	Value
	Shares Acquired	Realized on
Name	on Vesting	Vesting
Eddie Capel	97,439	12,809,710
Dennis B. Story	44,291	5,806,219
Bruce S. Richards	13,519	1,774,013
Robert G. Howell	35,190	4,614,242
J. Stewart Gantt	30,683	4,020,229

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Potential Payments upon Termination of Employment

Each NEO’s employment agreement provides that, if the Company terminates that officer’s employment for reasons other than death, disability, or “cause” (as defined in the agreement), or if the officer terminates their employment for “constructive termination” (as defined in the agreement), then the officer will be entitled to certain severance payments and benefits. Those payments and benefits are described in footnote 1 to the following table, except that if the termination occurs within two years following a change in control of the Company (as defined in the agreement), those payments and benefits are as described in footnote 2 to the table. The following table shows the estimated amounts that would have been payable to our NEOs under their employment agreements if their termination of employment was effective as of December 31, 2023.

	Cash Severance	Value of Accelerated Stock Vesting	Health Benefits
Eddie Capel
Termination without cause or constructive termination(1)	$700,000	$-	$49,811
Change in control with termination without cause or constructive termination(2)	1,581,250	38,213,486	49,811

Dennis B. Story
Termination without cause or constructive termination(1)	473,000	-	49,811
Change in control with termination without cause or constructive termination(2)	929,250	13,968,454	49,811

Bruce S. Richards
Termination without cause or constructive termination(1)	367,000	-	49,811
Change in control with termination without cause or constructive termination(2)	648,250	4,714,216	49,811

Robert G. Howell
Termination without cause or constructive termination(1)	390,000	-	49,811
Change in control with termination without cause or constructive termination(2)	881,250	11,405,500	49,811

J. Stewart Gantt
Termination without cause or constructive termination(1)	385,000	-	49,811
Change in control with termination without cause or constructive termination(2)	785,000	9,713,085	49,811

_________________

(1)
The employment agreement for each NEO provides that, if the Company terminates the executive’s employment other than for death, disability or “cause” (as defined in the agreement), or if there is a “constructive termination” of the executive officer’s employment (as defined in the agreement), then, subject to the executive’s delivery of a release of claims and ongoing compliance with the executive’s restrictive covenants and other post-termination obligations, the executive is entitled to receive ongoing payment of 12 months of their then-current base salary and 12 monthly payments of COBRA or its equivalent for the executive officer and their family’s medical and dental benefits, “grossed up” for income tax.
(2)
The employment agreement for each NEO provides that, if a termination of the executive’s employment occurs entitling the executive officer to receive the payments and benefits described in footnote 1 above, and that termination occurs within twenty-four months of a “change of control” of the Company (as defined in the agreement), then, in addition to the payments and benefits described in footnote 1 above, the executive is entitled to receive (i) a pro rata annual cash bonus for the year of termination through their termination date calculated at the target performance level (to the extent not yet paid), (ii) an annual cash bonus equal to the greater of that executive’s target bonus for the year of termination or the prior year, and (iii) vesting of all outstanding and unvested restricted stock unit awards. Performance-based restricted stock unit awards for which the performance period has not been completed as of the date of the change of control are deemed to have been achieved at the target performance level.

Compensation Committee Interlocks and Insider Participation

The following non-employee Directors served on the Compensation Committee of the Board of Directors during all or a portion of 2023: Thomas E. Noonan (Chairman), John J. Huntz, Jr., and Charles E. Moran. To the Company’s knowledge, there were no interlocking relationships involving members of the Compensation Committee or other Directors requiring disclosure in this Proxy Statement.

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CEO Pay Ratio

As required by SEC rules, we provide the following information about the relationship of the annual total compensation of Eddie Capel, our Chief Executive Officer (our “CEO”), to the median annual total compensation of our employees:

Our CEO to Median Employee pay ratio is approximately 131:1. We believe this is a reasonable estimate based on the assumptions and adjustments described below.

We identified our employee with compensation at the median annual total compensation of all our employees (our “Median Employee”) by examining the total cash compensation during the calendar year 2023 (using December 31, 2023, as the “median employee determination date”), including salary or wages (including overtime), and any cash incentive compensation, paid in 2023, plus the value of any equity vesting during 2023 under our stock incentive plan, for each employee, excluding our CEO, whom we employed (including those of our consolidated subsidiaries) on December 31, 2023, whether on a full-time, part-time, seasonal, or temporary basis.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the U.S. Department of the Treasury Reporting Rates of Exchange. For non-U.S. employees, we made cost-of-living adjustments using the applicable World Bank Price Level Ratio of Purchasing Power Parity Conversion Factor. For employees hired during 2023, we calculated their salary or wages as if they had been employed for all of 2023.

Our total number of employees on December 31, 2023, including U.S. and non-U.S. employees, was approximately 4,580. We did not utilize the de minimus exemption to exclude any non-U.S. employees.

After identifying our Median Employee, which was an employee based in the United Kingdom, we calculated their annual total compensation using our method for calculating our CEO’s compensation reported in the “Total” column of our 2023 Summary Compensation Table.

As disclosed in our 2023 Summary Compensation Table, our CEO’s annual total compensation for 2023 was $10,363,456.

Our Median Employee’s computed annual total compensation for 2023 was $79,094. The resulting ratio of our CEO’s annual total compensation to that of our Median Employee for 2023 is approximately 131:1.

Had we not made any cost-of-living adjustments, our Median Employee would have been a lower compensated employee from Chile with a computed annual total compensation for 2023 of $78,513. The resulting ratio of our CEO’s annual total compensation to that of our Median Employee for 2023 would have been approximately 132:1.

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Pay Versus Performance

In accordance with SEC rules, the following table sets forth a comparison of compensation reported in the "Total" column of the Summary Compensation Table to compensation actually paid to our CEO and other NEOs as well as to certain measures of Company performance. The “Compensation Actually Paid” values provided in the new, SEC-required tables below do not reflect the actual compensation paid to the CEO or the other NEOs. Our Compensation Committee did not consider the Compensation Actually Paid in structuring or determining compensation for our NEOs. For a complete discussion of the Company’s executive compensation program and the Committee’s philosophy and approach, please refer to the CD&A section beginning on page 29.

					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO	Average Summary Compensation Table Total for non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income ($mm)	Adjusted Operating Income ($mm)
		(a)		(b)		(c)		(d)
2023	$10,363,456	$31,879,143	$2,258,451	$7,485,480	$270	$221	$177	$281
2022	10,428,809	4,837,225	3,569,936	2,147,827	152	133	129	212
2021	7,074,692	19,787,903	1,677,042	4,696,029	195	207	110	178
2020	6,514,042	12,630,689	1,528,875	3,172,451	132	150	87	148

(a) The following table sets forth a reconciliation from the "Total" column of the Summary Compensation Table (SCT) to the "Compensation Actually Paid" to our CEO during the applicable year. "Compensation Actually Paid" is calculated in accordance with the rules of the SEC and may not reflect the actual amount of compensation earned by or paid to the CEO during the applicable year. Mr. Eddie Capel was CEO for all years presented.

			Equity Addition to SCT Total
Year	SCT Total	Less Equity Deduction from SCT	Value of Current Year Equity Awards at Dec 31 value	Change in value of unvested prior year awards at Dec 31	Change in value of prior year awards vested in current year	Total- Equity Addition to SCT	Total Compensation Actually Paid
		(e)	(f)	(g)	(h)		(i)
2023	$10,363,456	($8,500,111)	$18,684,824	$10,350,359	$980,615	$30,015,798	$31,879,143
2022	10,428,809	(8,800,080)	9,651,664	(4,368,293)	(2,074,875)	3,208,496	4,837,225
2021	7,074,692	(5,500,823)	9,183,395	8,299,792	730,847	18,214,034	19,787,903
2020	6,514,042	(5,295,282)	6,595,733	4,659,412	156,784	11,411,929	12,630,689

(b) The following table sets forth a reconciliation from an average of the amounts under the “Total” column of the SCT to average “Compensation Actually Paid” to our NEOs, excluding the CEO. “Compensation Actually Paid” is calculated in accordance with the rules of the SEC and may not reflect the actual amount of compensation earned by or paid to the NEOs during the applicable year. For 2020 through 2022, the non-CEO NEOs included in the average are Messrs. Dennis B. Story, Bruce S. Richards and Robert G. Howell and Ms. Linda C. Pinne. For 2023, the non-CEO NEOs included in the average are Messrs. Dennis B. Story, Bruce S. Richards and Robert G. Howell and Mr. J. Stewart Gantt.

			Equity Addition to SCT Total
Year	SCT Average	Less Equity Deduction from SCT	Value of Current Year Equity Awards at Dec 31 value	Change in value of unvested prior year awards at Dec 31	Change in value of prior year awards vested in current year	Total- Equity Addition to SCT	Average Compensation Actually Paid
		(e)	(f)	(g)	(h)		(i)
2023	$2,258,451	($1,290,041)	$2,835,818	$3,381,355	$299,897	$6,517,070	$7,485,480
2022	3,569,936	(2,826,382)	2,947,289	(1,020,348)	(522,668)	1,404,273	2,147,827
2021	1,677,042	(960,887)	1,602,052	2,203,063	174,759	3,979,874	4,696,029
2020	1,528,875	(917,895)	1,143,280	1,345,934	72,257	2,561,471	3,172,451

(c) Based on the NASDAQ Computer Index included in our stock performance graph in our annual report to shareholders.

(d) Adjusted operating income (AOI) is a non-GAAP financial measure defined as operating income excluding the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items. This measure is the same AOI measure we use to partially calculate our annual performance-based cash bonus and our performance-based RSUs discussed in the CD&A and the compensation tables, except for compensation purposes we adjust AOI to constant currency at budgeted rates.

(e) Represents the grant date fair value of equity-based awards made during each fiscal year.

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(f) Represents the year-end fair value of equity-based awards that were made during the fiscal year, including actual performance units earned that were granted during the fiscal year.

(g) Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that were still unvested as of year-end, with such change in fair value reflecting the change in the year-end stock price during each year.

(h) Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that vested during the year, with such change in fair value reflecting the change in stock price from the prior fiscal year-end until the vesting date. The 2020 amounts include the value of stock units granted on July 27, 2015 that vested in January 2020. The 2020 amounts do not include the value of stock units from that same July 27, 2015 grant that vested prior to 2020 but were not settled until January 2020.

(i) The amounts in this column are calculated by subtracting the amounts under “Less Equity Deduction from SCT” from, and adding the amounts under “Total Equity Addition to SCT” to, the amounts under “SCT Total” with respect to the CEO and “SCT Average” with respect to the other NEOs.

Financial Performance Measures

As further discussed in our Compensation Discussion and Analysis, with performance-based pay comprising the majority of executive compensation, we believe our current program directly links executive compensation to our financial performance and aligns the interests of our executive officers with those of our shareholders. The following table sets forth financial performance measures that we considered to be the most important to link compensation actually paid to Company performance during 2023.

Key Financial Measures
Revenue
Adjusted Operating Income
New Cloud Bookings

Analysis of the Information Presented in the Pay versus Performance Table

As demonstrated by the following table, the amount of Compensation Actually Paid to our CEO is aligned with our cumulative total shareholder return (TSR) over the three years presented in the table. The alignment of Compensation Actually Paid with the Company’s cumulative TSR over the period presented is because a significant portion of the Compensation Actually Paid to our CEO is comprised of equity awards.

Relationships between Pay and Performance
	2020	2021	2022	2023
CEO Compensation Actually Paid (in millions)	$12.6	$19.8	$4.8	$31.9
Average NEO Compensation Actually Paid (in millions)	$3.2	$4.7	$2.1	$7.5

Company Net Income (in millions)	$87	$110	$129	$177
% Yearly Change		26%	17%	37%

Company Adjusted Operating Income (in millions)	$148	$178	$212	$281
% Yearly Return		20%	19%	33%

Company Total Shareholder Return	$132	$195	$152	$270
% Yearly Return	32%	48%	-22%	77%
3 year CAGR			15%	27%

Peer Total Shareholder Return	$150	$207	$133	$221
% Yearly Return	50%	38%	-36%	66%
3 year CAGR			10%	14%

As further discussed in our Compensation Discussion and Analysis, annual equity grants are made to officers in the form of service-based RSUs and PSUs each year around the end of January. Such grants vest pro-rata (25% per year) on January 31 of subsequent years, except the first tranche of each PSU grant vests on February 28 of the year following grants after the number of PSUs earned based on performance results is determined and certified by the Compensation Committee.

Earned awards under the annual bonus plan and PSUs were based on financial performance results achieved as compared to pre-established goals. Those awards were earned at 108% of target for 2020, 150% of target for 2021, 138% of target for 2022, and 158%

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of target for 2023. We believe the measures used in the cash bonus and PSU grants for the CEO and other NEOs, including adjusted operating income, are key drivers of long-term shareholder value creation.

Special retention equity grants of service-based RSUs have been made periodically, including in 2015, 2019 and 2022 for the CEO and NEOs. For the grants made in 2015, 30% vested during 2020 and all stock units from that grant were settled in January 2020, including stock units that had vested in previous years. For the stock unit grants made in 2019, 10% vested in 2020, 20% vested in 2021, 30% vested in 2022, and 40% vested in 2023. For the stock unit grants made in 2022, all remain unvested as of year-end 2023. The increase in total compensation values as reported in the Summary Compensation Table for 2022 reflect that special retention equity grants were made to the CEO and other NEOs during 2022 but no similar grants were made during 2021 or 2020. Even though the stock units from those special grants are scheduled to vest in 2024-2027, the entire grant fair value must be reported in the Summary Compensation Total for the CEO and other NEOs.

Because a majority of total compensation provided to the CEO and the average NEO is through equity-based grants that vest over multi-year periods, the primary driver of changes in "Compensation Actually Paid" totals for the CEO and average NEO is the change in Company stock price. Our stock price increased 32% during 2020, 48% during 2021 and 77% during 2023 with those stock price increases resulting in higher “Compensation Actually Paid” values for the CEO and average NEO in each of those years. During 2022, our stock price declined by 22% compared to a return of -33% for the NASDAQ Composite and -36% for the NASDAQ Computer Index. We closed 2022 posting our second consecutive year of record revenue and earnings. However, our stock price change resulted in 2022 “Compensation Actually Paid” values for the CEO and average NEO that were lower than those values in the previous two years.

With the emphasis on equity-based grants that vest over multi-year periods for the CEO and other NEOs, including annual grants and periodic special retention grants, the Compensation Committee believes that compensation value actually realized by the Company’s officers is directly and strongly aligned with shareholder returns over a multi-year period.

Executive Officer Biographies

In addition to our CEO, Eddie Capel, whose biography can be found on page , the following individuals serve as our executive officers:

Dennis B. Story, age 60, has served as our Executive Vice President, Chief Financial Officer, and Treasurer since 2011, other than an approximately one-month hiatus in 2016. Previously, Mr. Story served as our Senior Vice President, Chief Financial Officer, and Treasurer from joining the Company in March 2006 through January 2011. From February 2006 until he joined the Company, Mr. Story served as the Senior Vice President of Finance for Fidelity National Information Services, Inc. Prior to that, Mr. Story was the Senior Vice President of Finance for Certegy Inc., a financial services company, from 2004 until its merger with Fidelity National Information Services, Inc., in February 2006. Prior to his association with Certegy, Mr. Story served as Chief Financial Officer of NewRoads Inc., a provider of outsourced solutions for fulfillment and customer care to companies engaged in one-to-one direct commerce, from September 2003 to September 2004, and Senior Vice President and Corporate Controller of credit reporting company Equifax Inc., from December 2000 until August 2003.

Bruce S. Richards, age 69, has served as our Senior Vice President, Chief Legal Officer, and Secretary since August 2011. Prior to that, Mr. Richards was a partner in the Atlanta-based law firm Taylor English Duma LLP, where he practiced as a member of the firm’s corporate and business law department since 2005. In 2007, while at Taylor English Duma, Mr. Richards also served as interim general counsel for Witness Systems, Inc. Before joining Taylor English Duma, Mr. Richards served in various corporate legal positions, including serving as Corporate Vice President, General Counsel, and Secretary of Certegy Inc., a financial services company, from 2001 through 2002, following Certegy’s spinoff from credit reporting company Equifax Inc., Corporate Vice President and General Counsel of Equifax Inc., from 1996 through 2000, and Vice President and General Counsel of financial services company Telecredit, Inc., from 1989 through 1990, prior to its sale to Equifax.

Robert G. Howell, age 51, has served as our Executive Vice President, Americas, since January 2022. Prior to that, since May 2013, Mr. Howell served as our Senior Vice President, North America Sales since January 2013, our Vice President North America Sales since January 2010, and a Senior Director of Sales since January 2009. Before that, Mr. Howell served as Director of Sales since October 2006. Prior to joining the Company, Mr. Howell served in various sales executive roles at Logility, Inc., a provider of collaborative supply chain planning solutions and a wholly owned subsidiary of American Software, Inc., from 2000 until 2006. From 1995 to 2000, he was an Account Executive with Measurex, Inc., a provider of computer process control software and scanning sensors primarily for the pulp and paper industry that was acquired by Honeywell International.

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J. Stewart Gantt, age 50, has served as our Executive Vice President, Professional Services, since January 2022. Prior to that, Mr. Gantt served as our Senior Vice President, Professional Services, since January 2012. Previously, since he joined the Company in 1995, he served in various roles, including in research & development, product management, and customer support.

Linda C. Pinne, age 50, has served as our Senior Vice President, Global Corporate Controller, and Chief Accounting Officer since January 2016, when the Board also appointed her as an executive officer. Previously, Ms. Pinne served as our Vice President, Corporate Controller since January 2007 and our Controller-Americas since July 2005. Prior to joining the Company, Ms. Pinne served as Vice President of Finance for InterCept Payment Solutions, the payment processing division of InterCept, Inc., a publicly traded financial services company, from 2002 to 2005. Prior to that, Ms. Pinne was an audit manager with Arthur Andersen.

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AUDIT MATTERS

Proposal 3 - Ratification of Appointment of Independent registered public accounting firm

In January 2024, the Audit Committee of our Board appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. If shareholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024, the Audit Committee will review its selection of the independent registered public accounting firm. In addition, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in our best interests and the best interests of our shareholders. A proposal to ratify the appointment will be presented at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Audit and Non-Audit Fees

The following table presents the aggregate fees for professional services rendered by Ernst & Young LLP for each of the last two fiscal years.

	2023	2022
	(in thousands)
Audit Fees (1)	$1,318	$1,284
Tax Fees (2)	95	169
All Other Fees (3)	2	2
Total Fees	$1,415	$1,455

__________

(1)
Audit fees consisted of charges principally associated with the annual financial statement audit and the audit of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q and statutory audits required internationally.
(2)
Tax fees consisted of charges principally related to services associated with tax compliance, tax planning and tax advice.
(3)
All other fees include charges for products and/or services other than those described above.

The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP.

✓
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

Audit Committee Report

The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm. In this regard, the Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the approvals. The decision of any member to whom authority is delegated to approve services to be performed by the Company’s independent registered public accounting firm is presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.

The current members of the Audit Committee are Messrs. Huntz (Chairman), Eger, and Noonan, and Ms. Kuryea, all of whom meet the independence requirements of The NASDAQ Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board, the complete text of which is available in its current form in the Investor Relations section of our web site at www.manh.com.

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In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm, Ernst & Young LLP (“Ernst &Young”), to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and Ernst & Young. The Audit Committee’s review included discussion with Ernst & Young of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. Ernst & Young has provided to the Audit Committee the written disclosures and letter to the Audit Committee required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young that firm’s independence. The Audit Committee has concluded that Ernst & Young’s provision of audit and non-audit services to the Company is compatible with Ernst & Young’s independence.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework. The Audit Committee has also reviewed and discussed with Ernst & Young its review and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the year ended December 31, 2023.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Audit Committee

John J. Huntz, Jr., Chairman
Edmond I. Eger III
Thomas E. Noonan
Kimberly A. Kuryea

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

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additional information

Information About The Annual Meeting of Shareholders

Revocation

Any shareholder who submits a proxy may revoke it at any time before it is voted at the Annual Meeting by providing written notice of revocation to the Company’s Secretary, by filing with the Company’s Secretary a proxy bearing a later date, or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). In addition, a shareholder may revoke their proxy by submitting a subsequent proxy by Internet or telephone.

Quorum

The holders of a majority of the total shares of Common Stock outstanding on the Record Date, whether present at the Annual Meeting in person, or represented by proxy (including by voting through the Internet or telephone), will constitute a quorum for the transaction of business at the Annual Meeting. We will count abstentions and “broker non-votes” toward fulfillment of quorum requirements. Broker non-votes occur on a matter up for vote when a broker, bank, or other custodian or nominee is not permitted to vote on that particular matter without instructions from the beneficial owners of the shares, the owner does not give those instructions, and the broker or other nominee indicates on its proxy, or otherwise notifies us, that it does not have authority to vote the shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules.

Counting of Votes

The purpose of the Annual Meeting is to consider and act on the matters listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement.

The Company’s Bylaws provide that Directors are elected by a plurality of the votes cast for the Directors; i.e., the three nominees who receive the most votes for the available Director positions will be elected as Directors. As described in “Majority Vote Resignation Policy for Director Elections” on page 19; however, the Board has adopted a policy requiring Director nominees who fail to receive the affirmative vote of a majority of the votes cast in an uncontested election to tender their resignation.

Assuming a quorum is present, approval of the nonbinding resolution to approve the compensation of the Company’s named executive officers and ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, requires that the votes cast in favor of each matter exceed the votes cast against that matter.

Neither abstentions nor broker non-votes are considered “votes cast,” and therefore neither will have an effect on the results of the vote with respect to the election of Directors, approval of the nonbinding resolution to approve the compensation of the Company’s named executive officers, or ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions and broker non-votes however have the effect of votes cast against Director nominees for purposes of the Board’s majority vote resignation policy.

Proxies

When a proxy is properly executed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted on it. In the absence of instructions, the shares represented by valid proxies will be voted in accordance with the Board’s recommendations.

shareholder of record vs Beneficial owner

If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, NA, you are considered the shareholder of record of those shares.

If your shares of Common Stock are held by a broker, bank or other nominee (e.g., in “street name”), you are considered the beneficial owner of those shares. You should receive instructions from your nominee, which you must follow to have your shares voted – the instructions may appear on a Notice or a special type of proxy card provided to you by your nominee (also called a “voting instruction form”). Your nominee may offer you different methods of voting than those available to record holders. If you do hold your shares in

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“street name” and plan on attending the Annual Meeting, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf to attend the Annual Meeting and vote at that time (your broker or other nominee may refer to it as a “legal” proxy).

Proxy Solicitation Costs

The Company will bear the entire cost of soliciting proxies to be voted at the Annual Meeting, including the preparation and, as applicable, the printing and mailing of the proxy materials and tabulation of the votes. We have engaged Alliance Advisors, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate. In addition, certain Directors, officers, or other employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, email, or facsimile. The Company will reimburse brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding the proxy materials to their customers who are beneficial owners.

Shareholder Proposals and Nominations

For Inclusion in the Company's Proxy Statement and/or Proxy Card

Proposals Other Than Director Nominations. SEC rules require that any proposal by a shareholder of the Company for consideration at the 2025 Annual Meeting of Shareholders must be received by the Company no later than December 12, 2024, if it is to be eligible for inclusion in the Company’s proxy materials for its 2025 Annual Meeting. Under those rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those rules are met.

Director Nominations—Proxy Access. Eligible shareholders may submit eligible Director candidates to the Company for inclusion in the Company’s proxy materials related to annual meetings of shareholders at which directors are to be elected, subject to the requirements of the Company’s Bylaws, including Sections 2.14, 2.15 and 3.8 thereof. Our Bylaws permit an eligible shareholder, or a group of up to 20 eligible shareholders, owning three percent or more of our outstanding Common Stock continuously for at least three years, to nominate and include in our proxy materials up to two Director candidates or a number of eligible candidates constituting 20 percent of the Board (whichever is greater). Eligible shareholders wishing to submit Director candidates for inclusion in the Company’s proxy materials must observe the requirements set forth in the Company’s Bylaws, which can be found in the Investor Relations section of our web site at www.manh.com, or can be obtained up written request to Manhattan Associates, Inc., Attn.: Corporate Secretary, 2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia 30339.

In order for a submission of Director candidates pursuant to our proxy access bylaw to be timely for our 2025 Annual Meeting of Shareholders, our Corporate Secretary must receive the required materials not later than the close of business on December 12, 2024, nor earlier than October 30, 2024.

Universal Proxy. If a shareholder wishes to include the names of its Director candidates on the Company’s annual meeting proxy card pursuant to the SEC’s “universal proxy” rule, the shareholder must comply with the requirements referenced in the paragraph appearing immediately below (referring to Sections 2.14 and 3.8 of the Company’s Bylaws) as well as those set forth in Rule 14a-19(b) under the Exchange Act. The deadline for inclusion on the Company’s proxy card related to its 2025 Annual Meeting of Shareholders is as set forth in the paragraph below or as set forth in Rule 14a-19(b), whichever is earlier.

For Consideration at the Meeting, But Not Inclusion in the Company’s Proxy Materials

In order for a shareholder to bring any business or nominations before the 2025 Annual Meeting of Shareholders, certain conditions set forth in Sections 2.14 and 3.8 of the Company’s Bylaws must be met, including, but not limited to, delivery of notice to the Company not less than 60 days prior to the meeting as originally scheduled, or if less than 70 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, not later than the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of that meeting is made.

Communication with Directors

We have established procedures for shareholders or other interested parties to communicate directly with our Board of Directors. Those parties can contact the Board by email at: investor_relations@manh.com or by mail at: Manhattan Associates, Inc. Board of Directors, 2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia 30339. The Chairman of the Audit Committee will receive directly all communications made by this means.

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Form 10-K

Our Form 10-K for the fiscal year ended December 31, 2023, which is part of our Annual Report to Shareholders, including the financial statements, schedules, and list of exhibits, is available at our website, www.manh.com. We will mail without charge, upon written request, a copy of our Form 10-K and exhibits. Please send requests to Manhattan Associates, Inc., Attn: Corporate Secretary, 2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia 30339. They are also available, free of charge, at the SEC’s web site, www.sec.gov.

Other Matters

Company management is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, if any other matter requiring a vote of the shareholders arises, the individuals acting as proxies will have discretionary authority to vote to the extent permitted by law, in accordance with their best judgment.

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Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” relating to the Company. Forward-looking statements in this Proxy Statement include, without limitation, statements we make about expansion of our addressable market, positioning the Company for future success and to deliver long-term sustainable growth and shareholder returns, and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Shareholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including inflation; disruption in the retail sector; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; global instability, including the wars in Ukraine and the Middle East; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

BY ORDER OF THE BOARD OF DIRECTORS,

Bruce S. Richards
Senior Vice President, Chief Legal Officer and Secretary

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Manhattan Associates SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above 2300 WINDY RIDGE PARKWAY TENTH FLOOR ATLANTA, GEORGIA 30339 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MANHATTAN ASSOCIATES, INC The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1a. Deepak Raghavan 1b. Edmond I. Eger III 1c. Linda T. Hollembaek For Against Abstain The Board of Directors recommends you vote FOR proposal 2: 2. Non-binding resolution to approve the compensation of the Company's named executive officers. For Against Abstain The Board of Directors recommends you vote FOR proposal 3: 3. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com MANHATTAN ASSOCIATES, INC. 2300 Windy Ridge Parkway Tenth Floor Atlanta, Georgia 30339 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS By this proxy, the undersigned (i) appoints Eddie Capel and Bruce S. Richards, and each of them, with full power of substitution, as their proxy to represent and vote all the shares of Common Stock of Manhattan Associates, Inc. held of record by the undersigned on March 25, 2024, at the Annual Meeting of Shareholders to be held on May 23, 2024 at 9:00 AM EDT, or any adjournment or postponement of that meeting, as designated on the reverse side of the Proxy, (ii) confirm all that those proxies may lawfully do by virtue of their appointments, and (iii) revoke any proxy appointments as to those shares previously given by the undersigned. The proxies, in their discretion, are further authorized to vote (x) on any matter of which the company did not have notice on or before February 13, 2024, or the date provided for in Section 2.14 of the company's bylaws, whichever date is earlier, (y) for the election of a person to the Board if any Board-recommended nominee becomes unable to serve or for good cause will not serve and (z) matters incident to the conduct of the Annual Meeting and any other matters that may properly come before the meeting and any adjournments or postponements of the meeting. The shares represented by this Proxy will be voted as directed by the undersigned. If no direction is given when the duly executed Proxy is returned, those shares will be voted "FOR" the Nominees in Proposal 1 and "FOR" Proposals 2 and 3. The undersigned understands that this Proxy confers discretionary authority with respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.